SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

American Capital, Ltd.

(Name of Registrant as Specified in its Charter)

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AMERICAN CAPITAL, LTD.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2009

To the stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at                                                                                  , on June 11, 2009, at 12:00 p.m. (ET), for the purposes set forth below.

1.	To elect eight directors, each to serve a one-year term;

2.	To approve one or more amendments to our certificate of incorporation to effect a reverse stock split, subject to certain limitations;

3.	To approve the adoption of our 2009 Stock Option Plan;

4.	To ratify the appointment of Ernst & Young LLP to serve as our independent public accountants for the year ending December 31, 2009; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 30, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment of the meeting. If you wish to vote shares held in your name and attend the Annual Meeting in person, we request that you register in advance with our Investor Relations department either by email at IR@americancapital.com or by telephone at (301) 951-5917. Attendance at the Annual Meeting will be limited to persons presenting proof of stock ownership on the record date and picture identification. If you hold shares directly in your name as the stockholder of record, proof of ownership could include a copy of your account statement or a copy of your stock certificate(s). If you hold shares through an intermediary, such as a broker, bank or other nominee, proof of stock ownership could include a proxy from your broker, bank or other nominee or a copy of your brokerage or bank account statement. Additionally, if you intend to vote your shares at the meeting, you must request a “legal proxy” from your broker, bank or other nominee and bring this legal proxy to the meeting.

We have enclosed a proxy statement, form of proxy and self-addressed envelope. Please complete, date and sign the proxy card. Please return it promptly in the envelope provided, which requires no postage if mailed in the United States. As detailed on the proxy card, you may also submit your proxy by telephone or on the internet. If you attend the meeting, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Samuel A. Flax
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

                    , 2009

Enclosures

i

Certain Transactions with Related Persons	44
Section 16(a) Beneficial Ownership Reporting Compliance	45
Proposals of Stockholders	46
Method of Counting Votes	46
Financial Statements Available	46
Repurchases of Common Stock	47
Other Matters	47

ii

AMERICAN CAPITAL, LTD.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of American Capital, Ltd. (“American Capital,” “we” and “us”), for use at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 11, 2009, at 12:00 p.m. (ET), at                     , and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments to the meeting. This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2008, are first being sent to our stockholders on or about                     , 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2009: This proxy statement and our annual report on Form 10-K are available on the internet at http://                    . On this site, you will be able to access our 2009 proxy statement, our annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2008, and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

GENERAL

The enclosed proxy is solicited on behalf of the Board of Directors and is revocable at any time prior to the voting of the proxy, by the filing of an instrument revoking it, or a duly executed proxy bearing a later date, with our Secretary. In the event that you attend the Annual Meeting, you may revoke your proxy and cast your vote personally at the meeting. Shares represented by valid proxies will be voted in accordance with instructions contained therein. If no specification is made, such shares will be voted FOR the election of the eight director nominees; FOR approval of one or more amendments to our certificate of incorporation to effect a reverse stock split, subject to certain limitations; FOR approval of our 2009 Stock Option Plan; and FOR the ratification of the appointment of Ernst & Young LLP as our independent public accountants for the year ending December 31, 2009.

The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

We will bear the cost of soliciting proxies on the accompanying form. In addition to the use of mail, our officers and employees may solicit proxies by telephone or facsimile. Upon request, we will reimburse brokers, dealers, banks, and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock, $0.01 par value per share. We have engaged the services of                      for the purpose of assisting in the solicitation of proxies (including broker search and delivery services) at a fee of approximately $             plus certain other reimbursable expenses.

The Board of Directors has fixed the close of business on April 30, 2009, as the record date for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. On the record date, there were                      shares of our common stock outstanding. Only stockholders on the record date are entitled to vote at the Annual Meeting and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing. The presence in person or by proxy of a majority of shares of our common stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a brokerage account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum.

You may submit your proxy or vote your shares of our common stock by any of the following methods:

By Telephone or the Internet — Stockholders can submit their proxies via telephone or the internet as instructed in the voting instruction form or the proxy card. The telephone and internet procedures are designed to authenticate a stockholder’s identity, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

By Mail — Stockholders who receive a paper proxy card or request a paper proxy card by telephone or internet may elect to submit their proxies by mail and should complete, sign and date their proxy cards and mail them in the pre-addressed envelopes that accompany the delivery of paper proxy cards. Proxy cards submitted by mail must be received by June 10, 2009 or the deadline imposed by your bank, broker or other agent for your shares to be voted.

In Person — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that proxy to the meeting.

Our principal executive offices are located at 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814. Notices of revocation of proxies should be sent to that address, attention Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Pursuant to our Third Amended and Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), stockholders elect each of the members of the Board of Directors annually. The term of each director will expire at the Annual Meeting. Each director has been nominated by the Compensation and Corporate Governance Committee of the Board of Directors, in accordance with our Second Amended and Restated Bylaws, as amended (“Bylaws”), to stand for re-election at the Annual Meeting and to hold office until the annual meeting to be held in 2010. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.

We have set forth below certain information as of                     , 2009, with respect to each of our directors, each a nominee for election at the Annual Meeting. The business address of each nominee is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

NOMINEES FOR DIRECTOR

Name and Year First Elected Director	Age	Background Information

Mary C. Baskin (2000)	58	Ms. Baskin has been Managing Director of the Ansley Consulting Group, a retained executive search firm, since 1999. From 1997 to 1999, Ms. Baskin served as Partner of Quayle Partners, a start-up consulting firm that she helped found. From 1996 to 1997, Ms. Baskin served as Vice President and Senior Relationship Manager for Harris Trust and Savings Bank. From 1990 to 1996, Ms. Baskin served as Director, Real Estate Division and Account Officer, Special Accounts Management Unit, for the Bank of Montreal.

Name and Year First Elected Director	Age	Background Information

Neil M. Hahl (1997)	60	Mr. Hahl is a general business consultant. He was President of The Weitling Group, a business consulting firm, from 1996 to 2001. From 1995 to 1996, Mr. Hahl served as Senior Vice President of the American Financial Group. From 1982 to 1995, Mr. Hahl served as Senior Vice President and Chief Financial Officer of The Penn Central Corporation.

Philip R. Harper (1997)	65	Mr. Harper is the retired Chairman of US Investigations Services, Inc. (“USIS”), a company that provides business intelligence and risk management solutions, security and related services and expert staffing solutions for businesses and federal agencies. He began his service as Chairman in 1996. From 1996 to 2005, he was also the Chief Executive Officer and President of USIS. From 1991 to 1994, Mr. Harper served as President of Wells Fargo Alarm Services. From 1988 to 1991, Mr. Harper served as President of Burns International Security Services—Western Business Unit. Mr. Harper served in the U.S. Army from 1961 to 1982, where he commanded airborne infantry and intelligence units.

John A. Koskinen (2007)	69	Mr. Koskinen has been the interim Chief Executive Officer of Freddie Mac since March 2009, after serving as its Non-Executive Chairman since September 2008. Prior to that he was President of the United States Soccer Foundation for four years. He has also been a member of the Board of Directors of AES Corporation since 2004. Mr. Koskinen was also the Chairman of the Board of Trustees of Duke University and President of The Palmieri Company, a company which restructured large, troubled operating companies. From 2000 to 2003, Mr. Koskinen served as Deputy Mayor and City Administrator of the District of Columbia. From 1994 to 2000, Mr. Koskinen served in the White House as Deputy Director for Management of the Office of Management and Budget and Assistant to the President and Chair of the President’s Council on Year 2000 Conversion.

Stan Lundine (1997)	70	Since 1995, Mr. Lundine served as Of Counsel to the law firm of Sotir and Goldman until 2008 and as Executive Director of the Chautauqua County Health Network until August 2007. From 1987 to 1994, he was the Lieutenant Governor of the State of New York. From 1976 to 1986, Mr. Lundine served as a member of the U.S. House of Representatives. Mr. Lundine is a member of the Board of Directors of John G. Ullman and Associates, Inc. and is a member of the Advisory Board of M&T Bank.

Kenneth D. Peterson, Jr. (2001)	56	Mr. Peterson has been Chief Executive Officer of Columbia Ventures Corporation, a private equity firm holding interests in domestic and international telecommunications specialty chemicals, energy, medical and other industries, since 1988. He is a member of the Board of Directors of Metro One Telecommunications, Inc., Washington Policy Center and One Communications Corp.

Name and Year First Elected Director	Age	Background Information

Alvin N. Puryear (1998)	72	Dr. Puryear is a management consultant who specializes in advising businesses with high-growth potential. From 1970 to 2007, Dr. Puryear was on the faculty of Baruch College of the City University of New York where he was the Lawrence N. Field Professor of Entrepreneurship and Professor of Management. Prior to 1970, Dr. Puryear held executive positions in finance and information technology with the Mobil Corporation and Allied Chemical Corporation, respectively. He is also a member of the Board of Directors of the Bank of Tokyo-Mitsubishi UFG Trust Company and American Capital Agency Corp.

Malon Wilkus* (1986)	57	Mr. Wilkus founded American Capital in 1986 and has served as our Chief Executive Officer and Chairman of the Board of Directors since that time, except for the period from 1997 to 1998 during which he served as Chief Executive Officer and Vice Chairman of the Board of Directors. He has also served as our President from 2001 to 2008 and from 1986 to 1999. In addition, Mr. Wilkus is the President of American Capital, LLC, the fund management portfolio company of American Capital. He is also Chief Executive Officer, President and Chairman of the Board of Directors of American Capital Agency Corp.

*	Director who is an “Interested Person” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended. Mr. Wilkus is an Interested Person because he is our employee and officer.

Director Resignation Policy

Our Bylaws were amended after last year’s annual meeting of stockholders to require a candidate in an uncontested election for director to receive a majority of the votes cast in order to be elected as a director. Under this provision, each vote is specifically counted “for” or “against” the director’s election, unless a stockholder abstains from voting with respect to the matter. Thus, a director nominee is required to receive more votes “for” than “against” to be elected. Pursuant to Delaware law, a director shall remain in office until his or her successor is elected, even if the director has not received a vote sufficient for re-election. Thus, a company could have a “holdover” director. To address the potential for such a “holdover” director, the Board of Directors approved a new corporate governance guideline, which became operative upon effectiveness of the amendment to our Bylaws described above.

The guideline provides that if an incumbent director is nominated but not re-elected, the director shall tender his or her resignation to the Board of Directors. The guideline also requires the Compensation and Corporate Governance Committee to make a recommendation to the full Board of Directors on whether to accept or reject the resignation, and the full Board of Directors to make that determination. The Board of Directors will publicly disclose its decision within 90 days after receipt of the tendered resignation.

Any director who tenders his or her resignation pursuant to this guideline may not participate in the Compensation and Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer. If each member of the Compensation and Corporate Governance Committee does not receive a vote sufficient for re-election, then the independent directors who did not fail to receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. If the only directors who did not fail to receive a sufficient vote for re-election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Conclusion and Recommendation; Vote Required

The election of directors nominated in Proposal 1 requires the vote of a majority of the votes of all shares of common stock present or represented and entitled to vote at the Annual Meeting. A “majority” of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. In the context of the election of eight directors at the Annual Meeting, it will mean that each of the eight director nominees will be required to receive more votes “for” than “against” to be elected. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE NOMINEES NAMED ABOVE.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors has determined that all of the current directors, except Mr. Wilkus, are “independent” as defined in The NASDAQ Stock Market listing standards (the “NASDAQ listing standards”). Similarly, only Mr. Wilkus is an “Interested Person” of American Capital under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”). The Board of Directors holds regular monthly meetings and meets on other occasions when required by circumstances. Certain directors also serve on the Board of Directors’ principal standing committees. Such committees, their primary functions and memberships are described below.

Executive Committee.    This committee has the authority to exercise all powers of the Board of Directors except for actions that must be taken by the full Board of Directors under the Delaware General Corporation Law or the 1940 Act. Members of the Executive Committee are Messrs. Harper and Wilkus and Dr. Puryear. Mr. Wilkus serves as Chairman. Mr. Wilkus is an “Interested Person” under the 1940 Act.

Audit and Compliance Committee.    This committee makes recommendations to the Board of Directors with respect to the engagement of independent auditors and questions our management and independent auditors on the application of accounting and reporting standards in our financial statements. Its purpose and responsibilities are more fully set forth in the committee’s charter which was adopted by the Board of Directors and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on February 21, 2008, following a review by this committee. This committee’s meetings include, whenever appropriate, executive sessions with our independent external auditors, without the presence of management. The Audit and Compliance Committee reviews and provides a recommendation to the Board of Directors with regard to its approval of the valuations of portfolio companies presented by management. In such review, the committee discusses the proposed valuations with our independent external auditors, our internal auditors and any other relevant consultants. It also has the responsibility for reviewing matters regarding accounting, ethics, legal and regulatory compliance and for engaging, evaluating and terminating any internal audit service providers and approving fees to be paid to such internal audit service providers. The Audit and Compliance Committee annually reviews the experience and qualifications of the senior members of the independent external audit function and the internal audit function and the quality control procedures of the independent external auditors and the internal auditors. In addition, the Audit and Compliance Committee discusses with the independent auditors, internal auditors and any internal audit service providers (as may be engaged from time to time) the overall scope, plans and budget for their respective audits, including the adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. The Audit and Compliance Committee is currently composed of Ms. Baskin and Messrs. Hahl and Koskinen. Mr. Hahl serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards. The Board of Directors has determined that each of Ms. Baskin and Messrs. Hahl and Koskinen is an “audit committee financial expert” (as defined in Item 401 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”)).

Compensation and Corporate Governance Committee.    This committee has the responsibility for setting the terms of employment of our Chief Executive Officer and reviewing and approving the salaries,

incentive payments and other compensation and benefits of the other executive officers, reviewing and advising management regarding benefits and other terms and conditions of compensation of the our other employees, and administering our employee stock option plans. Although the committee consults with senior management to establish our general compensation philosophy, they have the sole authority to set the compensation of our executive officers. It also has responsibility for recommending and considering corporate governance practices and policies and monitoring our litigation docket. Its purpose and responsibilities are more fully set forth in the committee’s charter, which was adopted by the Board and is available in the Investor Relations section of our web site at www.AmericanCapital.com. The charter was adopted by the Board of Directors on February 24, 2005, and amended on March 8, 2007, and February 21, 2008, following a review by this committee. Members of this committee are Messrs. Harper and Lundine and Dr. Puryear. Mr. Harper serves as Chairman. Each member of this committee is independent, as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

The Compensation and Corporate Governance Committee also serves as the Board of Directors’ standing nominating committee. Nominations for election to the Board of Directors may be made by the Board of Directors, or by any stockholder entitled to vote for the election of directors. Candidates proposed by stockholders will be evaluated by the Compensation and Corporate Governance Committee under the same criteria that are applied to other candidates.

Although there is not a formal list of qualifications, in discharging its responsibilities to nominate candidates for election to the Board of Directors, the Compensation and Corporate Governance Committee endeavors to identify, recruit and nominate candidates based on the following eligibility and experience criteria: a candidate’s ability to best represent the interests of our stockholders, integrity and business ethics, strength of character, judgment, experience and independence, as well as factors relating to the composition of the Board of Directors, including its size and structure, the relative strengths and experience of current directors and principles of diversity. In nominating candidates to fill vacancies created by the expiration of the term of a member of the Board of Directors, the committee determines whether the incumbent director is willing to stand for re-election. If so, the committee evaluates his or her performance in office to determine suitability for continued service, taking into consideration the value of continuity and familiarity with our business.

The committee schedules regular meetings to coincide with the quarterly in-person meetings of the Board of Directors and also meets at the request of senior management or at such other times as it determines. Our Secretary in consultation with the Chairman of the committee sets agendas for the meetings.

Meetings.    Under our Bylaws and Delaware law, the Board of Directors is permitted to take actions at regular or special meetings and by written consent. The Board of Directors held 26 meetings and acted one time by written consent during 2008. The Executive Committee held four meetings during 2008, the Compensation and Corporate Governance Committee held 17 meetings during 2008 and the Audit and Compliance Committee held 16 meetings during 2008. Each of the directors attended at least 96% of the meetings of the Board of Directors and the committees on which he or she served. Although we do not have a policy on director attendance at the Annual Meeting, directors are encouraged to attend the Annual Meeting. At the 2008 Annual Meeting, all eight directors attended in person.

Meetings of Disinterested Directors.    Members of the Board of Directors who are not “Interested Persons” as defined in the 1940 Act have decided to hold quarterly meetings without persons who are members of management present. Each year, these directors designate a director who is “independent,” as defined in Rule 4200(a)(15) of the NASDAQ listing standards, the “lead director” to preside at such meetings. The designation of a lead director is for a one-year term and a lead director may not succeed himself or herself in that position. If the lead director is unavailable for a meeting, his or her immediate predecessor will serve as lead director for such meeting. At a meeting in March 2009, Mr. Lundine was designated as the lead director for 2009.

COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Corporate Governance Committee during fiscal year 2008 served as an officer, former officer, or employee of ours or had a relationship discloseable under “Related Person Transactions.” Further, during 2008, none of our executive officers served as:

•

a member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or was an immediate family member of a director, or served on our Compensation and Corporate Governance Committee; or

•	a director of any other entity, one of whose executive officers or their immediate family member served on our Compensation and Corporate Governance Committee.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The elements of compensation for our non-employee directors include a retainer, fees for attending meetings, and, if applicable, for serving on the boards of directors of our portfolio companies, stock options and compensation under a disinterested director retention plan. The retainer and fee rates noted below for 2008 did not increase from 2007. The 2009 rates were also set at the same level. In 2008, our non-employee directors did not receive any stock options because the 2008 Stock Option Plan, insofar as it applies to the non-employee directors, is still subject to approval by the SEC. All of the outstanding stock options issued to our non-employee directors under the other director option plans were “underwater” as of December 31, 2008 and the date of this proxy statement. This means that the grant price was higher than the market price of our common stock and therefore none of the outstanding options were exercisable by our non-employee directors as of such dates. Additionally, as explained in more detail below, on December 11, 2008, the Board of Directors amended the disinterested director retention plan to discontinue any further accruals after that date, which will save us $700,000 in 2009, assuming that the number of participants and retainer remain the same throughout the year.

For 2008, non-employee directors were paid a retainer for service on the Board of Directors at the rate of $100,000 per year, with the lead director and members chairing a committee receiving an additional retainer at the rate of $10,000 per year. In addition, non-employee directors received a fee of $3,000 for attending Board or committee meetings and certain other meetings, with approval of the Chairman of our Board of Directors. Non-employee directors received a fee from us for each American Capital portfolio company board of directors on which they served, in lieu of any payment by the portfolio company. For such companies that are not public, that fee is set at the rate of $30,000 per year. For such companies that are public that fee is based on the fee payable by the company to its other directors. Under the latter policy, in 2008, Mr. Peterson received a fee of £38,000 for service on the board of directors of European Capital Limited and Dr. Puryear received a pro-rated fee of $38,667 for service on the board of directors of American Capital Agency Corp. Directors are reimbursed for travel, lodging and other out-of-pocket expenses incurred in connection with the Board of Directors and committee meetings. Directors who are our employees do not receive additional compensation for service as a member of the Board of Directors.

The following table sets forth the compensation received by each non-employee director during 2008:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(3)	Total ($)
Mary C. Baskin (2000)	346,000	—	132,196	—	—	338,776	816,972
Neil M. Hahl (1997)	383,000	—	132,196	—	—	381,667	896,863
Philip R. Harper (1997)	351,500	—	132,196	—	—	381,667	865,363
John A. Koskinen (2007)	293,000	—	167,130	—	—	284,478	744,608
Stan Lundine (1997)	262,000	—	132,196	—	—	384,865	779,061
Kenneth D. Peterson, Jr. (2001)	248,877	—	132,196	—	—	359,981	741,054
Alvin N. Puryear (1998)	399,667	—	132,196	—	—	361,393	893,256

(1)	The column “Fees Earned or Paid in Cash” includes the following payments by us to directors in 2008 for serving on certain boards of directors of our portfolio companies in the following amounts: Ms. Baskin—$30,000 for Core Business Credit, LLC and $30,000 for eLynx Holdings, Inc.; Mr. Hahl—$7,500 for each of Pasternack Enterprises and Exstream Holdings Inc., $30,000 for WIS Holdings Company Inc. and $30,000 for The Meadows of Wickenburg, L.P.; Mr. Harper—$22,500 for Soil Safe Holdings, Inc. and $30,000 for SMG Holdings Inc.; Dr. Puryear—$30,000 for each of CIBT Travel Solutions, Inc. and Financial Asset Management Systems, Inc., and $38,667 for American Capital Agency Corp; and Mr. Peterson—$56,381 for European Capital Limited.
(2)	For amounts under the column “Option Awards,” the fair value per share that we recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123(R) (revised 2004) Share Based Payment (“FAS 123(R)”) is based on certain assumptions that we explain under the heading “Stock Based Compensation” in Item 7 of Management’s Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2008. On December 31, 2008, Ms. Baskin, Messrs. Hahl, Harper, Lundine, Peterson, Koskinen and Dr. Puryear had the following aggregate option awards outstanding: 130,000; 115,000; 115,000; 115,000; 90,000; 110,000; and 115,000, respectively. Because of the decline in our stock price, all of these outstanding stock options have an exercise price that is significantly above our closing stock price as of December 31, 2008 and the date of this proxy statement.
(3)	The amounts in the “All Other Compensation” column includes amounts vested and amounts accrued but not yet vested as of December 31, 2008, under the Disinterested Director Retention Plan (the “Retention Plan”) as follows: Messrs. Hahl, Harpe and Lundine—$381,667 each; Dr. Puryear—$358,334; Ms. Baskin—$336,667; Mr. Peterson— $358,889; and Mr. Koskinen—$283,333. On December 11, 2008, the Board of Directors amended the Retention Plan to discontinue any further accruals, as explained in more detail below. The remaining amounts are tax gross-ups relating to certain perquisites that total less than $10,000 per director.

We have established a series of option plans for our non-employee directors, each of which must be approved by the Securities and Exchange Commission (the “SEC”) under the 1940 Act to become effective. The first was the 1997 Disinterested Director Stock Option Plan, which was approved by the SEC on May 14, 1999, and which provided for the issuance to participants of options to purchase an aggregate of 150,000 shares of our common stock. Messrs. Hahl, Harper and Lundine and Dr. Puryear each received automatic grants of options to purchase 15,000 shares of our common stock when the plan was approved by the SEC. In addition, as of May 15, 2000, Messrs. Hahl, Harper and Lundine and Dr. Puryear each received grants of options to purchase an additional 5,000 shares of our common stock. Ms. Baskin and Mr. Peterson were granted options to purchase 15,000 shares of our common stock each on June 15, 2000 and January 23, 2001, respectively, and Mr. Koskinen was granted options to purchase 20,000 shares of our common stock on February 2, 2007. All such options have vested and are fully exercisable except for Mr. Koskinen’s options, which will vest over a three-year period on each of the first three anniversaries of their date of grant. All unexercised options expire ten years from the date of grant except that the initial grants to Messrs. Hahl, Harper and Lundine expired on November 6, 2007, and Dr. Puryear’s initial grant expired on September 15, 2008.

The second plan was the 2000 Disinterested Director Stock Option Plan, which provides for the issuance of options to purchase up to 150,000 shares of our common stock, and which became effective on February 28, 2006, when the SEC issued an order authorizing the plan. Ms. Baskin, Messrs. Hahl, Harper, Lundine and Peterson, and Dr. Puryear, who were our directors on the date of the order, each received an automatic grant of options to purchase 25,000 shares of our common stock. All such options have now vested. These options expire on October 30, 2013.

The third plan was the 2006 Stock Option Plan, which provides for the issuance to non-employee directors of options to purchase up to 320,000 shares of our common stock, and which became effective on February 16, 2007, when the SEC issued an order authorizing the plan. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear, each received an automatic grant of options to purchase 40,000 shares of our common stock on February 16, 2007. All such options will vest over the first three anniversaries of May 11, 2006, except Mr. Koskinen’s options, which will vest over the first three anniversaries of February 1, 2007. These options expire on May 11, 2016, except for Mr. Koskinen’s options, which will expire on February 1, 2017. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

The fourth plan was the 2007 Stock Option Plan, which provides for the issuance of options to purchase up to 400,000 shares of our common stock, and which became effective on October 24, 2007, when the SEC issued an order authorizing the plan. Each of the non-employee directors received an automatic grant of options to purchase 50,000 shares of our common stock. All such options will vest on the first three anniversaries of May 4, 2007, and expire on May 4, 2017. Vesting of these options will be automatically accelerated upon the occurrence of death or disability of the director.

The fifth plan was the 2008 Stock Option Plan, which provides for the issuance of options to purchase up to 750,000 shares of our common stock. We have filed an application for such an order with the SEC but have not yet received an order. No options will be issued to non-employee directors under the 2008 Stock Option Plan until the SEC issues such an order (an “SEC Approval Order”). The 2008 Stock Option Plan is designed such that all grants to non-employee directors will be automatic and nondiscretionary. Each person who was a non-employee director during the entire period from May 19, 2008, to the date of the SEC Approval Order, will automatically be granted an option to purchase 93,750 shares of our common stock on the date of the SEC Approval Order. Such an option will be deemed to vest over a three-year period commencing on May 19, 2008. Each person who becomes a non-employee director after May 19, 2008, will (assuming that there are a sufficient number of shares available for issuance under the 2008 Stock Option Plan) automatically be granted an option to purchase 93,750 shares of our common stock as of the later of the date of the SEC Approval Order and the date the person becomes a non-employee director. Such an option will be deemed to vest over a three-year period commencing on the date the person becomes a non-employee director. Vested options may be exercised no later than May 19, 2018 (or the ten-year anniversary of the date the person becomes a non-employee director if the person becomes a non-employee director after May 19, 2008), or, if later, the three-year anniversary of the date of the SEC Approval Order.

On July 27, 2006, the Board of Directors approved the American Capital Strategies, Ltd. Disinterested Director Retention Plan (the “Retention Plan”) for the purposes of attracting and retaining non-employee directors of outstanding competence. All of our directors who are not “interested” and have completed at least one year of service on the Board of Directors are eligible to participate in the Retention Plan. The Retention Plan is a nonqualified deferred compensation plan, which provides a lump sum payment in cash shortly following a director’s termination of service. However, no payment is made if there is a unanimous vote not to make the payment by the remaining directors. Through December 11, 2008, the payment for any director would have equaled the director’s number of full years of service on the board as of the termination date multiplied by the annual director retainer as of that date.

As noted above, on December 11, 2008, the Board of Directors amended the Retention Plan to discontinue any further accruals, and set the benefit that would be paid under the Retention Plan as each director’s number of full and fractional years of service as of December 11, 2008, multiplied by the current $100,000 director retainer. The discontinuance of further accruals will save us $700,000 in 2009, assuming that the number of participants and retainer remain the same throughout the year. The participants do not have access to or control of the payment until separation from the Board of Directors. Each director has fully vested in his or her account.

Stock Ownership Guidelines

Our Board of Directors believes that directors more effectively represent the best interests of the company if they are stockholders themselves. Thus, starting in March 2009, non-employee directors are encouraged to own shares of our common stock equal in value to the lesser of two times the annual cash Board retainer (which was $100,000 for 2008) or 5,000 shares within five years of joining the Board (of which 1,000 shares should be owned within the first year of joining the Board). The minimum number of shares to be held by the directors will be calculated on the first trading day of each calendar year based on their fair market value. In the event the cash retainer increases, the directors will have five years from the time of the increase to acquire any additional shares needed to meet these guidelines.

PROPOSAL 2:

TO APPROVE ONE OR MORE AMENDMENTS TO OUR

CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

SUBJECT TO CERTAIN LIMITATIONS

Introduction

The Board of Directors is recommending that our stockholders approve one or more amendments to the Certificate of Incorporation (each, an “Amendment”) at any time prior to the date of our 2010 Annual Meeting (the “Expiration Date”) to effect a reverse stock split in each instance of the issued and outstanding shares of our common stock, $0.01 par value per share, at a ratio within a range of one-for-two (1:2) to one-for-twelve (1:12) (the “Range”), the exact ratio to be determined by our Board of Directors. Each amendment will be in the form attached as Exhibit I hereto. If the stockholders approve the Amendments, the Board of Directors will have the authority to determine a ratio and file one or more Amendments with the Secretary of State of the State of Delaware, thereby effecting a reverse stock split with each filing. Notwithstanding the foregoing, the Board of Directors will not file more than four Amendments prior to the Expiration Date and, therefore, the maximum aggregate ratio will be one-for-forty-eight (1:48). Approval of this proposal will constitute approval of up to four Amendments, each to be filed in the discretion of our Board of Directors. If this proposal is approved, our Board of Directors will have the authority to decide whether and when to implement a reverse stock split from time to time prior to the Expiration Date and if implemented, the exact amount of the split within this range, without further approval or authorization of our stockholders. The Board’s decision with respect to whether and when to implement the reverse stock split will be based on a number of factors, including but not limited to, current market conditions, existing and expected trading prices of our common stock, NASDAQ listing requirements and the amount of our authorized but unissued common stock. The reason for seeking stockholder approval for one or more Amendments and a range of exchange ratios, rather than one amendment with a fixed ratio, is to provide our Board of Directors the flexibility to respond to prevailing market conditions and adjust the ratio to achieve the intended results of a reverse stock split. Even if this proposal is approved, however, we reserve the right to not implement any reverse stock split, and thus abandon each Amendment, if our Board of Directors does not deem it to be in the best interests of our stockholders.

We believe that granting our Board of Directors the discretion to file one or more Amendments, including the discretion to select a specific ratio within the Range for each reverse stock split, provides them with the flexibility to respond to changing market conditions, regulations and changes to our stock price. If implemented, each reverse stock split will become effective upon the issuance of a public announcement by us prior to the Expiration Date, regarding the exact exchange ratio for each reverse stock split and the filing of the applicable Amendment to our Certificate of Incorporation with the Secretary of State of Delaware (each such filing, an “Effective Date”). After an Effective Date, the number of issued and outstanding shares of our common stock would be reduced in accordance with the exchange ratio selected by our Board of Directors within the Range. We will also obtain a new CUSIP number for our common stock as of an Effective Date. However, there will be no change in the number of authorized shares of our common stock or the par value of our common stock as a result of a reverse stock split. Our authorized capital stock currently consists of 1,000,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. If our stockholders approve this proposal, but our Board of Directors does not effect any reverse stock split prior to the Expiration Date, the authority granted in this proposal would terminate automatically.

Reasons for a Reverse Stock Split

Our primary objective in proposing a reverse stock split is to increase the per share trading price of our common stock. The shares of our common stock have been trading at historically low prices in the past six months and significantly below net asset value since June 2008. We believe that the unprecedented developments in the capital markets and the overall recessionary environment have been significant contributing factors to the decline in the price of our common stock, in similarity with virtually every other financial institution in the world. For instance, due to the recent market turmoil and increasing number of NASDAQ-listed companies trading below $1 per share, NASDAQ has extended the temporary suspension of its continuing listing requirements related to the minimum closing bid price and market value of publicly-held shares of NASDAQ-listed companies twice since its initial suspension of the rule on October 16, 2008.

We believe that a decrease in the number of outstanding shares of our common stock without any material alteration of the proportionate economic interest in us represented by individual shareholdings may increase the trading price of such shares to a more appropriate level, although there can be no assurance that this will occur. We believe that an increased stock price may encourage investor interest and enhance the marketability of our common stock to a broader range of investors, thus improving liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, investors may be dissuaded from purchasing low-priced stocks because the brokerage commissions as a percentage of the total transaction cost is generally higher for such stocks.

Increasing the trading price of our common stock also may allow us to raise capital through the issuance of equity. As an internally managed closed-end investment company that has elected to be regulated as a business development company under the 1940 Act, we are prohibited from selling shares of our common stock at a price below the current net asset value per share of our stock, or NAV, subject to certain exceptions. Although we have recently received stockholder approval to issue shares below NAV pursuant to one such exception, the authority remaining is limited to a maximum 42,812,640 shares of common stock and expires on February 19, 2010.

In addition, increasing the trading price of our common stock would help us remain above the minimum $1 bid price required by NASDAQ Marketplace Rule 4450. As noted above, although NASDAQ has waived the $1 bid price requirement through July 19, 2009, one of the purposes of authorizing one or more reverse stock splits would be to attempt to ensure that we stay above the minimum price and not jeopardize our continued listing with NASDAQ. A reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have no current plans to go private and accordingly, a reverse stock split is not related to a strategy to do so.

Material Effects of a Reverse Stock Split

If our stockholders approve this proposal and our Board of Directors elects to file Amendment(s) to effect one or more reverse stock splits, the issued and outstanding shares of our common stock would decrease in accordance with the exchange ratio(s) determined by our Board of Directors. For example, if our Board of Directors selects an exchange ratio of one-for-two, the number of issued and outstanding shares of our common stock as of             , 2009 would decrease from             to             ; if the Board selects an exchange ratio of one-for-twelve, the number of issued and outstanding shares of our common stock would decrease from             to             . Any other ratio selected within the Range would result in a number of shares of common stock issued and outstanding after the respective Effective Date between             and             shares. In addition, because the Board of Directors would have the ability to file up to four Amendments, there could be successive reductions in the number of outstanding shares of our common stock.

A reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder’s percentage ownership interests in us (except for possible changes due to the treatment of fractional shares, discussed below), nor would it affect the relative voting or other rights that accompany the shares of our common stock. However, stockholders will own a fewer number of shares than they currently own (a number equal to the number of shares owned immediately prior to an Effective Date divided by a number between 2 and 12 for each Amendment that becomes effective). Although we expect that a reverse stock split would result in an increase in the per share price of our common stock, there can be no assurance that this will be the case, and the history of similar reverse stock splits for companies in similar circumstances is varied. Even if the stock price were to increase, the increase per share may not be in proportion to the reduction in the number of shares of our common stock outstanding. Furthermore, there is no guarantee that any increase would be permanent, since our stock price is dependent on many factors that may be unrelated to the number of shares outstanding. Although a reverse stock split would not be dilutive to our stockholders, a reverse stock split would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, since there will be no change in the number of authorized shares of our common stock. This would effectively increase the authorized shares available for issuance and we may in the future determine it to be in the best interests of us and our stockholders to enter into transactions that may include the issuance of shares of our common stock, although we have no current plans to do so.

Our Board of Directors would effect a reduction in the number of shares of common stock issuable upon the exercise of our outstanding stock options in proportion to the reverse stock split ratio following a reverse stock split subject to receiving confirmation from the staff of the SEC, that they may do so. Additionally, our Board of Directors would increase the exercise price of outstanding options, likewise in proportion to the reverse stock split ratio, and also make a corresponding reduction in the authorized but unissued shares available for future issuance under our existing stock option plans. Under the 1940 Act, the SEC must also approve any change in the exercise price of any outstanding stock options held by our non-employee directors resulting from a reverse stock split.

A reverse stock split would not affect total stockholders’ equity on our balance sheet. As a result of a reverse stock split the stated capital component attributable to our common stock would be reduced to an amount equal to between 1/2 and 1/12 of its present amount for each Amendment that becomes effective, and the additional paid-in capital component would be increased by the amount by which the stockholder’s equity is reduced. The historical per share net earnings (loss) and net asset value per share of our common stock would be adjusted as a result of a reverse stock split since there would be fewer shares of our common stock outstanding. We do not anticipate that a reverse stock split would result in any other material accounting consequences.

A reverse stock split would not affect our securities law reporting and disclosure obligations under the Exchange Act. Additionally, under the General Corporation Law of the State of Delaware, stockholders will not be entitled to exercise appraisal rights in connection with a reverse stock split, and we will not independently provide stockholders with any such right. A reverse stock split may also result in some stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other transaction costs in odd-lots are generally higher than the transaction costs in “round-lots” of even multiples of 100 shares.

Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences relating to a reverse stock split and does not purport to be a complete discussion of all possible tax consequences to our stockholders. This summary assumes that those stockholders who hold their pre-reverse stock split shares of common stock as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), will also hold the post-reverse split shares of common stock as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders , partnerships, limited liability companies and other tax-transparent entities, broker-dealers, stockholders subject to the alternative minimum tax provisions of the Code, stockholders who hold their stock as part of a hedge, wash sale, appreciated financial position, straddle, conversion transaction, synthetic security or other risk reduction transaction or integrated investment, and stockholders who have acquired their stock upon exercise of employee stock options or otherwise as compensation. The following summary is based upon the current provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and administrative rulings, all of which are subject to change, possibly on a retroactive basis, and such a change could alter or modify the statements set forth herein. This description does not address tax consequences under state, local, foreign, and other laws. Each stockholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. A reverse stock split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

•	Stockholders should not recognize any gain or loss as a result of a reverse stock split, except to the extent of cash received instead of a fractional share.

•	The aggregate basis of a stockholder’s pre-reverse stock split shares will become the aggregate basis of the shares held by such stockholder immediately after the reverse stock split.

•	The holding period of the shares owned immediately after the reverse stock split will include the stockholder’s holding period before the reverse stock split.

•	We ourselves would not realize any taxable gain or loss as a result of a reverse stock split.

The above discussion of U.S. federal tax issues is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding penalties that may be imposed under the Code. It was written solely in connection with preparing the proposal on a reverse stock split of our common stock for approval by our stockholders at the Annual Meeting.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If this proposal is approved by our stockholders, our Board of Directors, in its sole discretion, will determine whether and when, prior to the Expiration Date, to file one or more Amendments with the Secretary of State of the State of Delaware. In making such determination, our Board of Directors will consider whether effecting a reverse stock split would be in the best interests of us and our stockholders, taking into consideration the factors discussed above. If our Board of Directors believes that a reverse stock split is in our best interests and the best interest of our stockholders, our Board of Directors will then determine the ratio of the reverse stock split to be implemented and issue a public announcement regarding the exact exchange ratio. Following an affirmative decision by our Board of Directors, we would file an Amendment with the Secretary of the State of Delaware at such time as our Board of Directors had determined as the appropriate Effective Date. Upon the filing of the Amendment, and without any further action by us or our stockholders, the issued and outstanding shares of common stock held by stockholders of record as of the Effective Date would be converted and reclassified into a lesser number of shares of our common stock calculated in accordance with a reverse stock split ratio within the Range, as selected by our Board of Directors and set forth in the Amendment. For example, if a stockholder currently holds 100 shares of our common stock, the stockholder would hold 50 shares of common stock following a one-for-two reverse stock split, or 10 shares of common stock following a one-for-ten reverse stock split.

Certificated Shares

After an Effective Date, our transfer agent will act as our exchange agent and assist holders of certificated shares of our common stock in exchanging their certificates by sending them a letter of transmittal that will contain instructions on how a stockholder should surrender the stockholder’s certificates representing pre-reverse stock split common stock (“Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of post-reverse stock split common stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal to our transfer agent. From and after an Effective Date, any Old Certificates that are submitted for transfer, whether pursuant to a sale, disposition or otherwise, will be exchanged for New Certificates. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We may issue fractional shares in connection with a reverse stock split. In lieu of issuing fractional shares, we also may either (i) directly pay each registered “book-entry” stockholder (i.e., stockholders that are registered on our transfer agent’s books and records but do not hold certificates) who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our common stock, as quoted on the Nasdaq Global Select Market on the respective Effective Date, multiplied by the fractional share amount, or (ii) make arrangements with our transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in a reverse stock split and sell these whole shares as soon as possible after the respective Effective Date at the then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his, her or its pro rata portion of the sale proceeds. The Board of Directors will consider the exchange ratio and the administrative costs of each option in determining which option to choose.

Interests of Directors and Executive Officers

Our directors and executive officers do not have direct or indirect substantial interests in the matters set forth in this proposal, except to the extent of their ownership of shares of our common stock and options to purchase common stock.

Reservation of Right to Not Implement Reverse Stock Split

As explained above, even if this proposal is approved by our stockholders at the Annual Meeting, we reserve the right to not implement any reverse stock split by abandoning any or all Amendments if our Board of Directors does not deem it to be in the best interests of us and our stockholders. By voting in favor of this proposal to authorize our Board of Directors to file one or more Amendments to effect one or more reverse stock splits prior to the Expiration Date, you are also expressly authorizing our Board of Directors to not implement any reverse stock split by abandoning any or all Amendments if our Board in its sole discretion should determine that such action is in the best interests of us and our stockholders.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to provide our Board of Directors with discretionary authority to amend our Certificate of Incorporation one or more times to effect a reverse stock split at any time prior to the Expiration Date, subject to the limitations set forth herein.

The affirmative vote by the holders of a majority of the votes of all outstanding shares of our common stock as of the record date is necessary for approval of this proposal. Abstentions and broker non-votes will not count as votes cast and will therefore count against the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF ONE OR MORE AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT SUBJECT TO THE LIMITATIONS SET FORTH HEREIN.

PROPOSAL 3: APPROVAL OF

THE 2009 STOCK OPTION PLAN

General Information

The Board of Directors approved the 2009 Stock Option Plan on April 6, 2009, after it concluded that the number of shares authorized and available for grant under the 1997 Employee Stock Option Plan, the 2000 Employee Stock Option Plan, the 2002 Employee Stock Option Plan, the 2003 Employee Stock Option Plan, the 2004 Employee Stock Option Plan, the 2005 Employee Stock Option Plan, the 2006 Stock Option Plan, the 2007 Stock Option Plan and the 2008 Stock Option Plan (collectively, the “Existing Option Plans”) was insufficient to provide flexibility with respect to stock-based compensation, or to establish appropriate long-term incentives to achieve our objectives. Implementation of the 2009 Stock Option Plan is subject to stockholder approval. In addition, implementation of the 2009 Stock Option Plan insofar as it applies to the non-employee directors requires the issuance of an order by the SEC under the 1940 Act.

Prior to the Board of Directors’ action, the Compensation and Corporate Governance Committee, which administers the Existing Option Plans, reviewed the then existing stock option plans and their role in compensating and providing appropriate incentives to our officers, employees and directors. The committee and the full Board of Directors believe that stock-based incentive compensation, particularly through the award of stock options, is generally necessary to help attract, motivate and retain outstanding officers, employees and directors. They also believe that such compensation helps to align further our officers’, employees’ and directors’ interests with those of our stockholders, especially during the recent period of stock market and economic upheaval. Thus, our interests are advanced by stock-based compensation. However, as a business development company (“BDC”) under the 1940 Act, we are restricted in the forms of incentive compensation that we can provide. For instance, under the 1940 Act, we cannot compensate employees or directors with stock appreciation rights.

Even during this unprecedented financial crisis, we compete with numerous private equity, mezzanine and hedge funds to retain our investment professionals. Such funds commonly pay 20% of the profits (including capital gains), or carried interest, of each newly-raised fund to the partners and employees of the private equity, mezzanine or hedge fund. Thus, we believe that our employee option plans must provide an economic interest in us similar to that generally gained by partners and employees in private equity, mezzanine or hedge funds. However, because of the decline in our stock price, all of the outstanding stock options under our employee option plans have an exercise price that is significantly above our closing stock price as of December 31, 2008 and the date of this proxy statement, and thus, are “underwater.” Being able to award options under the 2009 Stock Option Plan will help us to retain employees and keep their interests aligned with those of our stockholders during these unprecedented economic times.

Under the 1940 Act, the number of outstanding options that our employees and directors can own is generally limited to no more than 20% of the outstanding shares of our common stock. In the past, our practice has been to set the number of options available under a particular option plan based on the amount of capital raised for that year. However, considering the importance of retaining our employees and directors in the current economic environment, the fact that all outstanding options have an exercise price that is significantly above our closing stock price as of the date of this proxy statement, and the limited number of options remaining available for grant, the Board of Directors has decided (on the recommendation of the Compensation and Corporate Governance Committee) to set the number of options available under the 2009 Stock Option Plan based on the maximum number of options permitted under the 1940 Act. Thus, the Board of Directors is submitting to the stockholders for approval the 2009 Stock Option Plan.

The 2009 Stock Option Plan provides for the issuance of options covering (a) an aggregate maximum number of              shares of our common stock, or     % of the              shares of our common stock outstanding as of April             , 2009, pursuant to options granted to employees, and (b) an aggregate maximum number of              of our common stock, or             % of the              shares of our common stock outstanding as of April             , 2009, pursuant to options granted to non-employee directors. It is our policy with all of our option plans to grant options to all non-employee directors and virtually all our employees.

The shares of our common stock available for grant under the Existing Director Stock Option Plans and Existing Option Plans plus the shares subject to existing unexercised options under the Existing Director Stock Option Plans and Existing Option Plans equal             % of the shares of our common stock outstanding as of April             , 2009. When added to the shares of our common stock that can be issued pursuant to options under the 2009 Stock Option Plan, the total shares of our common stock available for issuance pursuant to options would equal             % of the shares of our common stock outstanding as of April             , 2009. As of April             , 2009,              shares of our common stock remain available for option grants to our employees under the Existing Option Plans. We have attached a copy of the 2009 Stock Option Plan as Exhibit II to this proxy statement.

Summary of Material Provisions of the 2009 Stock Option Plan

The following is a summary of certain provisions of the 2009 Stock Option Plan. We propose to establish the 2009 Stock Option Plan for the purpose of attracting, motivating and retaining outstanding employees and directors and to align further their interests with those of the stockholders. All of our employees and directors, including non-employee directors, and, if permitted by law, the employees and directors, including non-employee directors of our subsidiaries, are eligible to participate in the 2009 Stock Option Plan. As of April             , 2009, we had approximately              employees and seven non-employee directors. Unless sooner terminated by the Board of Directors, the 2009 Stock Option Plan will terminate on April             , 2019, and no additional awards may be made under the 2009 Stock Option Plan after that date, though the validity of options outstanding as of the termination date will not be affected. The maximum number of shares of our common stock that may be covered by options granted under the 2009 Stock Option Plan for a single employee is              and              for a single non-employee director. The market value of the shares of our common stock underlying the options to be granted under the 2009 Stock Option Plan was $             as of April             , 2009. This amount was calculated by multiplying the closing price of our common stock, as reported on The NASDAQ Global Select Market as of April             , 2009, times the number of options committed to be granted. No deduction was made for the strike price of the option that would have to be paid to us by the option holder in the event of an exercise of such option.

Options granted under the 2009 Stock Option Plan may be either “incentive stock options” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options, and entitle the optionee, upon exercise, to purchase from us shares of our common stock at a specified exercise price per share. Incentive stock options may only be granted to employees and must have a per share exercise price of no less than the fair market value on the date of grant or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, 110% of the fair market value of a share of our common stock on the date of the grant. Non-qualified stock options granted under the 2009 Stock Option Plan must have a per share exercise price of no less than the fair market value of a share of our common stock on the date of the grant.

Options granted under the 2009 Stock Option Plan may be exercised for a period of no more than ten years from the date of grant, or, if the optionee owns or is treated as owning (under Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of our stock, no more than five years from the date of grant. Options are not transferable other than by laws of descent and distribution and will generally be exercisable during an optionee’s lifetime only by the optionee.

The Compensation and Corporate Governance Committee will administer grants to employees under the 2009 Stock Option Plan and the Executive Committee will administer grants to non-employee directors under the 2009 Stock Option Plan. The 2009 Stock Option Plan grants the respective committees the authority to adjust the number of shares of our common stock available for options, the number of shares of our common stock subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, stock dividends, distributions and recapitalizations. No such adjustments in the exercise price of options granted under the 2009 Stock Option Plan will be made unless we receive confirmation from the staff of the SEC that we may do so.

Under our current accounting policies in accordance with generally accepted accounting principles, we expense options granted under all of our stock option plans for options granted in and after 2003. The expensing of stock options under such policies does not affect our taxable income. The amount that must be distributed to stockholders as dividends is based on our taxable income. Without the approval of the stockholders, except in connection with a stock split, dividend or similar event (upon receipt of confirmation from the staff of the SEC that we may do so), the respective committees will not lower the exercise price for any outstanding options or issue any replacement options for options previously granted at a higher exercise price.

The exercise price for stock options granted under the 2009 Stock Option Plan is payable in cash. The respective committees may provide, if permitted by applicable law, that the exercise price of an option may be paid in our common stock or by delivery of an exercise notice along with an irrevocable instruction to a broker to sell shares and deliver cash to us, and the Compensation and Governance Committee may provide, to the extent permitted by applicable law, that the exercise price of an option granted to an employee may be paid by delivery of a promissory note. The respective committees may also authorize, to the extent permitted by applicable law, a “cashless exercise” arrangement whereby an optionee, without payment of the exercise price, receives upon exercise, shares of our common stock having an aggregate fair market value equal to the product of (i) the excess of the fair market value of a share on the exercise date over the exercise price and (ii) the number of shares covered by the option. It should be noted though that the 1940 Act effectively prohibits the payment of an option’s exercise price in our common stock or the use of “cashless exercise” arrangements involving American Capital. Additionally, the Sarbanes-Oxley Act of 2002 prohibits us from accepting promissory notes from executive officers and directors for the exercise price of options.

The 1940 Act imposes certain requirements on options that would be granted under the 2009 Stock Option Plan including that the options must expire no later than ten years from grant, that the options not be separately transferable other than by gift, will or intestacy, that the exercise price must not be less than the current market price for the underlying stock at the date of issuance, that the plan must be approved by the stockholders and a majority of our directors who are not Interested Persons, and that we may not have a profit-sharing plan as described in the 1940 Act. The 2009 Stock Option Plan, as applicable, meets each of these requirements.

Additional Provisions Applicable to Options for Employees

The Compensation and Corporate Governance Committee will administer grants to employees under the 2009 Stock Option Plan. This committee will have the authority, subject to the provisions of the 2009 Stock Option Plan and the ratification of such award by a Required Majority (as defined in Section 57(o) of the 1940 Act), to determine employees who will receive awards under the 2009 Stock Option Plan, the number of shares subject to options in each award and the terms of such awards. Among the terms that will be set by the Compensation and Corporate Governance Committee will be the vesting schedule and period. The Compensation and Corporate Governance Committee has not approved any grants of options under the 2009 Option Plan to any employee.

Additional Provisions Applicable to Options for Non-Employee Directors

Under the 1940 Act, the proposal to issue options to non-employee directors under the 2009 Stock Option Plan must be approved by the SEC on the basis that the proposal is fair and reasonable and does not involve overreaching of American Capital or our stockholders. We expect to file an application for such an order shortly after the issuance of this proxy statement. No options will be issued to non-employee directors under the 2009 Stock Option Plan until we receive an SEC Approval Order.

The 2009 Stock Option Plan is designed such that all grants to non-employee directors will be automatic and nondiscretionary.

Each person who was a non-employee director during the entire period from                     , 2009, to the date of the SEC Approval Order will automatically be granted an option to purchase                      shares of our common stock on the date of the SEC Approval Order. Such an option will be deemed to vest over a three-year period commencing on                     , 2009, the date of the Annual Meeting. Vested options may not be exercised after                     , 2019, or, if later, the three-year anniversary of the date of the SEC Approval Order.

Each person who becomes a non-employee director after             , 2009, will (assuming that there are a sufficient number of shares available for issuance under the 2009 Stock Option Plan) automatically be granted an option to purchase              shares of our common stock as of the later of the date of the SEC Approval Order and the date the person becomes a non-employee director. Such an option will be deemed to vest over a three-year period commencing on the date the person becomes a non-employee director. Vested options may not be exercised after the ten-year anniversary of the date the person becomes a non-employee director, or, if later, the three-year anniversary of the date of the SEC Approval Order.

In the event of death or the disability (as defined in the 2009 Stock Option Plan) of a non-employee director during his or her service as a director, the unexercised portions of his or her options will immediately become exercisable and may be exercised for a period of three years following the date of death or one year following the date of disability (but no later than the respective expiration dates of the options). In the event of termination of a non-employee director’s service as a director for “Cause” (as defined in the 2009 Stock Option Plan), the unexercised portions of his or her options terminate immediately upon such termination, unless otherwise determined by the Executive Committee. If a person ceases to be a non-employee director for any reason other than death, disability or termination by us for cause, the unexercised portions of his or her vested options (if then exercisable) generally will be exercisable for a period of one year thereafter (but not later than the respective expiration dates of the options).

New Plan Benefits

The following table sets forth the number of options that have been committed to be granted to individuals in the following groups under the 2009 Stock Option Plan as of April             , 2009, subject to stockholder approval of the 2009 Stock Option Plan:

2009 Stock Option Plan
Name and Position	Number of Shares of American Capital Common Stock Underlying Option Grant (1)	Market Value of Underlying Shares of Common Stock (2)
All Non-Employee Directors as a Group		$
All Non-Executive Officer Employees as a Group	0		0
Total		$

(1)	Amounts represent options approved for grant by the Compensation and Corporate Governance Committee as of April , 2009. We may grant additional options under the 2009 Stock Option Plan to such person(s) or group(s) of persons at future times.
(2)	The market value of underlying shares of common stock is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market as of April , 2009, times the number of options committed to be granted. No deduction is made for the strike price of the option that would have to be paid by the option holder to us in the event of an exercise of such option.

Except as set forth above, we cannot determine at this time what benefits or amounts, if any, will be received by or allocated to any other person or group of persons under the 2009 Stock Option Plan if the 2009 Stock Option Plan is approved by the stockholders, or what amounts would have been received by any person or group of persons for the last fiscal year if the 2009 Stock Option Plan had been in effect.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of options granted pursuant to the 2009 Stock Option Plan. State, local and foreign tax consequences may differ.

ISOs.    A participant who is granted an ISO will not recognize income on the grant or exercise of the option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an ISO within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the ISO in the same manner as on the exercise of a non-qualified stock option, as described below.

Non-qualified Stock Options.    A participant generally is not required to recognize income on the grant of a non-qualified stock option. Instead, ordinary income generally is required to be recognized on the date the non-qualified stock option is exercised. In general, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price.

Gain or Loss on Sale or Exchange of Shares.    In general, gain or loss from the sale or exchange of shares granted under the 2009 Stock Option Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an ISO (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Withholding.    Our obligation to issue or deliver shares is subject to the satisfaction of applicable tax withholding. The respective committees may provide that a participant can satisfy tax withholding by (a) making a cash payment, (b) authorizing us to withhold shares that would otherwise be issued upon the exercise of the option, or (c) delivering to us already owned and unencumbered shares of our common stock.

Deductibility by Company.    We are generally not allowed a deduction in connection with the grant or exercise of an ISO. However, if a participant is required to recognize ordinary income for an ISO as a result of a disqualifying disposition, we generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a non-qualified stock option, we will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation.    Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2009 Stock Option Plan has been designed to allow, but not require, the grant of options that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Tax Rules Affecting Nonqualified Deferred Compensation Plans.    Options under the 2009 Stock Option Plan may be subject to federal income tax rules that apply to “nonqualified deferred compensation plans” that were enacted as part of the American Jobs Creation Act of 2004 and which became effective on January 1, 2005. Failure to comply with these rules or qualify for an exemption in respect of an option could result in significant adverse tax results to the grantee of such option, including immediate taxation of the option upon vesting (and immediate taxation upon vesting of the grantee’s awards under certain other plans), a penalty tax of 20 percent of the amount of income so recognized, plus a special interest payment. The 2009 Stock Option Plan has been designed to allow, but not require, the grant of options that are intended to comply with these deferred compensation rules or qualify for an exemption.

Conclusion and Recommendation; Vote Required

The Board of Directors believes that it is in our best interests and in the best interests of the stockholders to adopt the 2009 Stock Option Plan to help attract, motivate and retain outstanding employees and directors and to align further their interests with those of the stockholders.

The affirmative vote by the holders of a majority of the votes of all shares of our common stock present or represented and entitled to vote at the Annual Meeting is necessary for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2009 STOCK OPTION PLAN.

PROPOSAL 4:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 2009

Ernst & Young LLP has served as our independent registered public accounting firm since 1993 and, at a meeting on February 24, 2009, the Audit and Compliance Committee approved the appointment of Ernst & Young LLP to audit our financial statements for 2009. This appointment is subject to ratification or rejection by the stockholders. Ernst & Young LLP has no financial interest in American Capital. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Ernst & Young LLP performed various audit and other services for us during 2008. The following presents a summary of the 2008 and 2007 fees billed by Ernst & Young LLP:

	2008	2007
Audit Fees	$4,185,019	$4,784,295
Audit-Related Fees	389,856	569,094
Tax Fees	24,170	63,800
All Other Fees	25,037	—

Total Fees	$4,624,082	$5,417,189

Audit Fees

“Audit Fees” relate to fees and expenses billed by Ernst & Young LLP for the annual audit, including the audit of our annual financial statements, audit of management’s report on internal controls over financial reporting, review of our quarterly financial statements, comfort letters and consents related to debt and stock issuances and security custody examinations.

Audit-Related Fees

“Audit-Related Fees” relate to fees billed for required agreed upon procedures related to our debt securitization transactions and accounting consultation.

Tax Fees

“Tax Fees” relate to fees billed for professional services for tax compliance.

All Other Fees

“All Other Fees” relate to fees billed for required agreed upon procedures related to funds managed by one of our portfolio companies.

All services rendered by Ernst & Young LLP were permissible under applicable laws and regulations, and were pre-approved by the Audit and Compliance Committee for 2008 in accordance with its pre-approval policy. The Audit and Compliance Committee has established a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. The policy requires the Audit and Compliance Committee to approve each audit or non-audit engagement or accounting project involving the independent auditors, and the related fees, prior to commencement of the engagement or project to make certain that the provision of such services does not impair the firm’s independence. Approval of such engagements may be provided in person at regularly scheduled meetings or, for certain services, by email upon the affirmative assent thereto by at least two members of the Audit and Compliance Committee so long as no member objects thereto. In the case of an objection, approval must then be obtained at an in person meeting of the Audit and Compliance Committee. Pre-approval is not required for audit or non-audit services that result in a de minimus amount of $10,000 or less, although such services are reported to the Audit and Compliance Committee promptly thereafter. In addition, pursuant to the policy, pre-approval is not required for additional non-audit services if such services result in a de minimus amount of less than 5% of the total annual fees paid by us to the independent auditor during the fiscal year in which the non-audit services are provided, were not recognized by us at the time of engagement to be non-audit services and are reported to the Audit and Compliance Committee promptly thereafter and approved prior to the completion of the audit.

Our portfolio companies may engage Ernst & Young LLP to perform audit and other services. We do not participate in the selection or appointment of Ernst & Young LLP by our portfolio companies.

Conclusion and Recommendation; Vote Required

The affirmative vote of a majority of the votes cast by the holders of our common stock present or represented and entitled to vote at the Annual Meeting is required to ratify the appointment of our independent auditors. Abstentions and broker non-votes will have no effect on the outcome of the proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT PUBLIC AUDITORS FOR 2009.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

The Board of Directors has appointed an Audit and Compliance Committee presently composed of three directors, Ms. Baskin and Messrs. Hahl and Koskinen. Each of the directors is independent as defined in the NASDAQ listing standards. The Board of Directors has determined that Ms. Baskin and Messrs. Hahl and Koskinen are all “audit committee financial experts” (as defined in Item 401 of Regulation S-K under the Securities Act).

The Audit and Compliance Committee’s responsibility is one of oversight as set forth in its charter, which is available on our web site at www.AmericanCapital.com. It is not the duty of the Audit and Compliance Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining internal controls. The independent auditors are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The Audit and Compliance Committee has reviewed and discussed our audited financial statements with management and with Ernst & Young LLP, our independent auditors for 2008.

The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Audit and Compliance Committee has received from Ernst & Young LLP the written statements required by PCAOB Rule No. 3526, “Communications with Audit Committees Concerning Independence,” and has discussed Ernst & Young’s independence with Ernst & Young LLP, and has considered the compatibility of non-audit services with the auditor’s independence.

Based on the review and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2008, be included in our Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission. The Audit and Compliance Committee also recommends the selection of Ernst & Young LLP to serve as independent public accountants for the year ending December 31, 2009.

By the Audit and Compliance Committee:
Neil M. Hahl, Chairman
Mary C. Baskin
John A. Koskinen

Use of Report of the Audit and Compliance Committee

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the foregoing Report of the Audit and Compliance Committee is not “soliciting material” and is not to be incorporated by reference into any future filing under the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The Board of Directors elects executive officers annually following our annual meeting of stockholders to serve until the meeting of the Board following the next annual meeting. Set forth below is certain information about each executive officer as of                     , 2009. The business address of each executive officer is American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814.

Name	Age	Information about Executive Officers
Malon Wilkus	57	Chief Executive Officer (“CEO”) and Chairman of the Board of Directors. Further information about Mr. Wilkus may be found on page 4 of this proxy statement.

John R. Erickson	49	Mr. Erickson has served as the President, Structured Finance since 2008 and as our Chief Financial Officer (“CFO”) since 1998. He also served as our Secretary from 1999 to 2005 and an Executive Vice President from 2001 to 2008. From 1998 to 2001, Mr. Erickson was a Vice President. From 1996 to 1998, he served as President of Storage USA Franchise Corp., a subsidiary of Storage USA, Inc.

Samuel A. Flax	52	Mr. Flax has served as an Executive Vice President and our General Counsel (“GC”), Chief Compliance Officer and Secretary since 2005. From 1990 to 2005, he was a partner in the Washington, D.C. law firm of Arnold & Porter LLP, where he served as our principal external counsel. Mr. Flax also served as Of Counsel to Arnold & Porter LLP in 2005.

Steven W. Burge	52	Mr. Burge has served as the President, North American Private Finance since 2008. From 2007 to 2008 he served as Vice President. Prior to joining us, he was a Partner at Norwest Equity Partners from 1998 to 2006, where he managed the firm’s Los Angeles office and was responsible for all aspects of private equity investment activities.

Gordon J. O’Brien	43	Mr. O’Brien has served as the President, Specialty Finance and Operations since 2008. From 2001 to 2008 he served as a Senior Vice President and Managing Director. Prior to his election as a Senior Vice President, he served as a Vice President in 2001. From 1998 to 2001, he was a Principal. Mr. O’Brien was a Vice President at Pennington Partners & Company, a private equity fund from 1995 to 1998.

Ira J. Wagner	56	Mr. Wagner has served as the President, European Private Finance since 2008. He previously served as our Chief Operating Officer from 2001 to 2008 and as a Senior Vice President in 2001, prior to becoming an Executive Vice President from 2001 to 2008. He has been an employee since 1997 and has also held the positions of Principal and Senior Investment Officer. From 1993 to 1997, Mr. Wagner was a self-employed consultant and financial advisor.

Brian S. Graff	43	Mr. Graff has served as a Senior Vice President since 2004 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2004 to 2005 he served as a Managing Director. Mr. Graff also served as a Vice President and Principal from 2001 to 2004. From 2000 to 2001, he was a Principal of Odyssey Investments Partners, a private equity fund.

Darin R. Winn	44	Mr. Winn has served as a Senior Vice President since 2002 and as a Senior Managing Director since 2008. From 2005 to 2008 he served as a Regional Managing Director and from 2002 to 2005 he served as a Managing Director. Mr. Winn also served as a Vice President from 2001 to 2002. From 1998 to 2001, he was a Principal. Prior to joining the Company, he worked at Stratford Equity Partners, a mezzanine and equity fund, from 1995 to 1998.

Roland H. Cline	61	Mr. Cline has served as a Senior Vice President and Managing Director since 2001. From 1998 to 2001, he was a Vice President.

COMPENSATION DISCUSSION AND ANALYSIS

The following is a discussion of certain aspects of our compensation program and practices as they relate to our principal executive officer, our principal financial officer and our three other most highly-paid executive officers for 2008, whom we refer to below collectively as our “named executive officers,” or “NEOs.” We also refer to our CEO, Presidents, CFO and GC as our “senior management.”

Executive Compensation Philosophy and Objectives in the Current Economic Environment

There have been unprecedented developments in the capital markets worldwide over the past twenty months. We have been significantly impacted by these developments, as has virtually every financial institution in the world. We believe that our ability to weather these challenging economic times and continue our success as a leading alternative asset manager depends on our ability to motivate and retain outstanding executive officers through the use of both current and long-term incentive compensation programs that are competitive in a global market. We also believe that as a public company, elements of our executive compensation program should be designed to align employee interests with those of the stockholders and to reward performance above established goals, which is why we implemented our long-term incentive compensation programs. We establish compensation levels for our named executive officers based on current competitive market conditions and individual and company performance, each in the context of the economic climate, the relative values of different compensation programs and the widespread concern over executive pay. Our executive compensation programs and related data are reviewed throughout the year and on an annual basis by the Compensation and Corporate Governance Committee (the “Compensation Committee”) to determine if our executive officers are meeting their stated objectives and the programs are providing their intended results.

Decision-Making Process; Role of Executive Officers

The Compensation Committee performs an extensive review of each element of compensation of our executive officers at least once a year and makes a final determination regarding any adjustments to current compensation structure and levels after considering a number of factors. The Compensation Committee generally takes into account the scope of an officer’s responsibilities, performance and experience and balances these factors with competitive compensation levels, our performance and current market conditions. During the annual review process, the Compensation Committee reviews our full-year financial results against financial performance in prior periods with members of senior management and considers research conducted by our senior vice president – human resources (“SVP HR”) and his staff on compensation structure and levels at similar firms (“Industry Data”). Even during this turbulent financial crisis, we believe that we compete with private and public management companies of private equity, mezzanine, hedge funds and other types of funds to retain our executive talent. The Compensation Committee also considers recommendations made by our CEO and SVP HR and compensation consultants, if any, with regard to compensation for each of the other NEOs, based on the Industry Data, the performance of each executive officer and our performance over the past year.

Compensation Consultants

Under its charter, the Compensation Committee has the authority to select, retain and terminate compensation consultants. In 2008, the Compensation Committee retained McLagan, a compensation consulting firm, to consult with the Compensation Committee on the process for determining levels of executive compensation, in addition to advising the Compensation Committee on practices with respect to compensation for the rest of our employees and our Board of Directors in the changing market environment. In addition, the Compensation Committee also obtained Industry Data from various other outside compensation consulting firms (Mercer Human Resources Consulting and The Holt Private Equity Compensation Survey) in connection with its annual executive compensation review for 2008. During the past two years, McLagan has confirmed that there were generally no direct comparable pay practices to us considering our public nature, size, business, structure and other issues.

Elements of Compensation

We pay our named executive officers a combination of base salary, cash incentive payments and long-term incentive compensation, in addition to providing health, retirement and other benefits. In addition, we have entered into employment agreements with each of the NEOs. In accordance with applicable law and the Compensation Committee’s charter, the Compensation Committee is required to approve any changes in the compensation of our executive officers. We have not adopted any formal policies or guidelines for allocating compensation between long-term compensation and regularly-paid income or between cash and non-cash compensation. We strive to achieve an appropriate mix between equity incentive awards and cash compensation in order to meet our objectives, as set forth above. For our NEOs, annual salary constituted 12.6% to 18.2% of total compensation, a cash incentive payment under our Performance Incentive Plan for the second quarter constituted 4.6% to 6.3% of total compensation and long-term incentive compensation constituted the remaining 76.3% to 81.1% of total compensation in 2008. Thus, we believe that our NEOs remain closely aligned with our stockholders during this economic crisis. The total cash compensation in 2008 for executives who were NEOs in both 2008 and 2007 was, on average, 61.3% less than their 2007 compensation. Each element of compensation is discussed briefly below.

Base Salary

Base salary is one component of each named executive officer’s cash compensation. We establish base salary after considering a variety of factors, including the current economic conditions and competitive market for executive officers, the scope of each officer’s responsibilities, the performance of the executive officer and our performance and if requested, recommendations from a retained compensation consultant. Base salaries are used to attract, motivate and retain outstanding employees.

Base salaries for our executive officers are reviewed annually by the Compensation Committee and by our compensation consultants, if any, and at the time of a promotion or other change in responsibility of an executive officer and may be adjusted after considering the above factors. Each named executive officer’s employment agreement sets a minimum base salary, as described below under “Employment Agreements.” While the Compensation Committee believes that the named executive officers performed well in 2008 in an extraordinarily tough business environment, they determined not to increase the salaries of the NEOs for 2009, which were also the same in 2008 and 2007, except as noted below. The current base salaries for the NEOs are $1,495,000 for Mr. Wilkus, $1,085,000 for Mr. Erickson, $1,020,000 for each of Messrs. Wagner and Flax and $905,000 for Mr. Winn. In August 2008, in connection with a restructuring of our senior management team, the Compensation Committee reduced the base salary for Mr. Wagner down to $1,020,000 from $1,085,000.

Short-Term Incentive Payments

Each named executive officer is entitled to participate in a performance-based target incentive payment program under which he may receive a cash incentive payment based on a target amount. The target amount for each NEO is generally determined by the Compensation Committee each year prior to or shortly after the beginning of the year. The Compensation Committee then makes a quarterly determination regarding the amount, if any, of the target incentive payment that should be paid to each named executive officer for that quarter. Typically, only a portion of the incentive payment, if any, will be paid after the end of each of the first three quarters of the year and the majority of the incentive payment is considered for payment after the year has concluded and the Compensation Committee has reviewed our performance and the NEO’s performance for the entire year. Payment of the 2008 year-end target incentive payment in 2009 was also contingent on our achievement of certain performance goals set by the Committee and intended to qualify under Section 162(m) of the Code (the “Section 162(m) Criteria”). For 2009, we have established Section 162(m) Criteria for March and April, the second, third and fourth quarters, as well as the full year. The portion of each executive officer’s target incentive payment that is contingent on achievement of Section 162(m) Criteria is paid as part of our Performance Incentive Plan and is described further below.

The quarterly payout of a target incentive payment, if any, is intended to motivate our NEOs throughout the year and to match rewards with actual performance when value is added, with a larger amount typically paid at the end of the year. After the conclusion of each year, the Compensation Committee meets to review each executive officer’s performance and our overall performance for the year, including the achievement of the Section 162(m) Criteria, as discussed below.

Each named executive officer’s employment agreement sets a minimum target incentive payment amount, which is described below. For 2009, the Compensation Committee determined not to increase the target incentive payment amount of the NEOs from the following amounts set for 2008: Mr. Wilkus at $6,000,000, Mr. Erickson at $3,000,000, $2,500,000 for each of Messrs. Wagner and Flax and $2,000,000 for Mr. Winn, with the exception of Mr. Wagner’s, whose target incentive payment amount was decreased in connection with the restructuring of our senior management team. As explained below, the NEOs were only awarded 12.5% of their target incentive payment amount under the Performance Incentive Plan for 2008. After considering market studies and suggestions from our compensation consultant, the Compensation Committee concluded that the 2009 target incentive payment amounts were consistent with market practices and sufficient to meet our objectives as described above. As discussed further below, we have guaranteed, subject to achieving certain performance goals and under certain circumstances, that each NEO will receive at least a portion of the 2009 target incentive payment amount.

Long-Term Incentive Compensation Plans

Each NEO participates in long-term incentive compensation plans as do virtually all of our employees. The Compensation Committee and our Board of Directors believe that stock-based incentive compensation is necessary to help attract, motivate and retain outstanding officers, employees and directors and to align further their interests with those of our stockholders. As discussed above, long-term incentive compensation comprised 76.3% to 81.1% of the NEOs’ total compensation for 2008, which we believe helps to ensure that our NEOs are focused on rebuilding stockholder value during this unprecedented economic period. However, given the recent trends in the price of our stock, we estimate that the value of the long-term incentive compensation awarded in 2008 to each NEO has depreciated 97.1% as of March 16, 2009.

Stock-based compensation advances the interests of our company, but as a business development company we are restricted under the 1940 Act in the forms of incentive compensation that we can provide to our employees. For instance, we cannot compensate employees with stock appreciation rights. However, we compete with numerous private equity, mezzanine and hedge funds for our investment professionals. Such funds commonly pay to their partners and employees 20% of the profits (including capital gains), or carried interest, of each newly-raised fund under management. We have established three long-term equity based incentive plans based on these considerations.

Employee Stock Ownership and 401(k) Plans

We have established the American Capital Strategies, Ltd. Employee Stock Ownership Plan (the “ESOP”) as an “employee stock ownership plan” within the meaning of Section 4975(e)(7) of the Code, and the American Capital Strategies, Ltd. 401(k) Plan (the “401(k) Plan”) with a cash or deferred arrangement intended to qualify under Section 401(k) of the Code. We maintain the ESOP and 401(k) Plan for the benefit of our employees to enable them to share in our growth and supplement their personal savings and social security. The ESOP provides that participants will receive allocations of our common stock at least equal to 3% of their annual compensation, up to certain statutory maximums. The 401(k) Plan allows participants to make elective deferrals of a portion of their income as contribution to a Section 401(k) profit sharing plan. We do not match or otherwise make contributions to the 401(k) Plan. The NEOs participate in the ESOP and 401(k) Plan on the same basis as all of our other employees.

Employee Stock Option Plans

Under conditions specified in the 1940 Act, business development companies are permitted to issue stock options to their employees. Stock options are a key element of our named executive officers’ compensation. We currently maintain the Existing Option Plans, which provide for the grant of incentive stock options and nonqualified stock options. All of our employees are eligible to participate in our Existing Option Plans.

We established the Existing Option Plans for the purpose of attracting and retaining executive officers and other key employees, and with respect to the 2006 Stock Option Plan, the 2007 Stock Option Plan, the 2008 Stock Option Plan, and the 2009 Stock Option Plan, non-employee directors. The Compensation Committee administers the Existing Option Plans. Each of the Existing Option Plans sets a maximum number of shares that may be granted to any single participant. The Compensation Committee uses such criteria as it deems important to determine who will receive awards and the number of options awarded, including the recommendations of senior management. The Compensation Committee generally takes into account the scope of an officer’s responsibilities and experience and balances these factors against competitive compensation levels to attract, motivate and retain outstanding officers. The Compensation Committee has the authority to set the exercise price for options and to adjust the exercise price following the occurrence of events such as stock splits, dividends, distributions and recapitalizations.

Grants under the Existing Option Plans are generally made to most employees on a quarterly basis on the recommendation of senior management. The timing of our grants to named executive officers is in symmetry with our grants to employees more generally. In addition, the Compensation Committee has awarded options to certain employees (both executive and non-executive) for the achievement of specific performance goals generally related to the exit of investments. From time to time, the Compensation Committee has also delegated authority to our CEO to allocate a specified pool of options among other employees by and as of a certain date, to reward the achievement of certain performance goals. The Compensation Committee reviews and approves all option grants and has delegated authority to our executive officers to allocate a specified maximum amount of stock options to new employees, depending on their position, in connection with their commencement of employment. The grant dates of awards under our Existing Option Plans are the Compensation Committee approval dates for the respective grants, except with regard to the delegated authority grants, in which case the date of grant is specified in the delegation of authority, but in each such case no earlier than the date the individual is identified to receive a grant.

Options may be exercised during a period of no more than ten years following the date of grant. The Compensation Committee has the discretion to set the vesting period for options and to permit the acceleration of vesting under certain circumstances. Vesting is automatically accelerated upon the occurrence of specified change of control transactions. Section 61(a) of the 1940 Act imposes certain requirements on our option plans including that the options must expire no later than ten years from grant, the options must not be separately transferable other than by gift, will or intestacy, the exercise price at the date of issuance must not be less than the current market price for the underlying stock, the plan must be approved by a majority of our directors who are not “Interested Persons” and by the stockholders and we must not have a profit-sharing plan as described in the 1940 Act.

For 2008, the Compensation Committee awarded stock options to the NEOs in the following amounts: Mr. Wilkus, 638,838, Mr. Erickson, 340,232, Mr. Wagner, 290,011, Mr. Winn, 230,669 and Mr. Flax, 271,058. Because of the decline in our stock price in 2008, all of the outstanding stock options held by the named executive officers were “underwater” as of December 31, 2008. This means that the grant price was higher than the market price of our common stock and therefore none of the NEOs could exercise any options as of such date. We are generally prohibited under our stock option plans from repricing options without shareholder approval.

Performance Incentive Plan

As discussed above, we believe that our employee compensation plans must provide an economic interest in us similar to that generally gained by partners and employees of the management company of private equity, mezzanine and hedge funds. We believe that our Existing Option Plans only partially fulfill this objective. First, they do not at present allow option holders to share in any dividends paid on our common stock. In addition, under our asset management strategy, we have expanded our management of assets to assets in externally managed funds in addition to assets that we own. Funding the asset management strategy involves the raising of capital by entities other than us and does not involve the sale of shares of our common stock. However, under the 1940 Act, the number of options that we can have outstanding is limited to no more than 25% of the outstanding shares of our common stock. Therefore, the number of outstanding options may not be sufficient to compensate employees at competitive levels within the industry commensurate with the amount of assets we have under management.

Thus, in order to further align the interests of our employees and our stockholders, to address the fact that our employees are not receiving the benefit of any dividends paid on our common stock with respect to their option grants and to reflect the additional assets under management through externally managed funds, we established the Performance Incentive Plan (formerly known as the Incentive Bonus Plan) in 2006. It is an unfunded bonus program exempt from ERISA. Virtually all of our employees are eligible to and do participate in the Performance Incentive Plan. The Compensation Committee determines the dollar amount of each award made to the executive officers under the Performance Incentive Plan and approves an aggregate amount of awards made to other employees. Awards are based on competitive market conditions for each category of employee, level of responsibility, the performance of each employee, as well as our performance. Awards under the Performance Incentive Plan are used to attract, motivate and retain outstanding employees.

There are two types of awards under the Performance Incentive Plan. Most of the awards are longer-term awards (“Incentive Awards”), in which all of our employees are eligible to participate. In addition, our executive officers can receive cash awards, which form part of the quarterly and annual target cash incentive payments for our executive officers, which are described above (“Target Awards”).

Incentive Awards.    We established a trust fund to fund the payment of the Incentive Awards under the Performance Incentive Plan (the “Trust”). The trustee of the Trust is Citicorp Institutional Trust Company. We make contributions of cash to the Trust based on the cash Incentive Awards approved by the Compensation Committee. Pursuant to the terms of the trust agreement, we instruct the trustee, subject to its fiduciary duty, to invest this cash and any other cash generated by trust assets in money market securities for short-term investment purposes and in shares of our common stock for long-term investment purposes, which are purchased on the open market. Shares of our common stock held in the Trust are enrolled in our dividend reinvestment plan and dividends paid on these shares are reinvested in our common stock.

Each participant has an account under the plan, which is allocated a hypothetical, or notional, number of shares of our common stock, generally based on the amount of each participant’s cash awards divided by the average open-market purchase price for the common stock purchased by the Trust in connection with the respective awards. Once these notional shares are allocated to a participant’s account, the Incentive Awards are tied directly to the interests of our stockholders as the value of the award is directly related to the market price of our common stock. Moreover, as dividends are paid on our common stock, the notional value of the dividends attributable to the notional number of shares in the participant’s account is credited to the account, in the form of additional notional shares. Thus, the participant could receive a benefit from any dividends, something not currently possible under the Existing Option Plans, further aligning the interests of plan participants with those of our stockholders since participants share similarly in any appreciation or decline in our stock price.

Each participant vests in Incentive Awards in accordance with a vesting schedule specified by the Compensation Committee. Vesting is generally based on continued employment, plus, for executive officers, the satisfaction of Performance Goals, as described below. The vesting schedule for prior Incentive Awards has varied from two to six years, although it is expected that the vesting schedule for future awards will generally be five to six years. In addition, vesting generally accelerates upon a participant’s termination of employment as a result of death or disability, or upon the occurrence of a change of control.

Participants are eligible to receive distributions of the vested portions of Incentive Awards immediately upon vesting. All distributions are made directly by the Trust in the form of our common stock. A participant may elect to defer the payment of the vested portions of Incentive Awards to a later distribution date (or distribution dates) allowed by the Compensation Committee and as permitted under Section 409A of the Code (but no later than ten years after the date of grant). Notwithstanding any deferral election, the vested portion of a participant’s Performance Incentive Plan account will generally be paid on the participant’s termination of employment or upon the occurrence of a change of control. A participant is required to satisfy applicable withholding taxes upon vesting and distribution dates. Incentive Awards under the Performance Incentive Plan for 2008 are included in the “Stock Awards” column of the Summary Compensation Table, below, although the NEOs do not receive stock directly from us, as discussed above.

Target Awards and Performance Goals.    As discussed above, Target Awards are made to executive officers as part of our quarterly and annual cash incentive payments. Both the Target Awards and the Incentive Awards for executive officers are, at the discretion of the Compensation Committee, subject to certain performance measures and an incentive payment formula (“Performance Goals”). The Performance Goals provide a non-exclusive framework that satisfies standards of Section 162(m) of the Code, which is discussed below under “Impact of Regulatory Requirements.” Under this aspect of the Performance Incentive Plan, the Compensation Committee designates Performance Goals, which they select from the following metrics: sales, return on equity, revenue, net operating income, net income, book value per share, dividend characterization, return on assets, cash flow, equity or investment growth, gross amount invested, regulatory compliance (including compliance goals relating to the Sarbanes-Oxley Act of 2002), satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet objectives, implementation or completion of one or more projects or transactions, intradepartmental or intra-office performance or any other objective goals established by the Compensation Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such Performance Goals may be particular to a participant or the department, branch, subsidiary or other division in which he or she works, or may be based on our performance and/or one or more of its subsidiaries, and may cover such period as may be specified by the Compensation Committee.

For the full year 2008, the Performance Goals required each officer to satisfy four out of eight of the following measurement standards above certain confidential levels: (1) gross new investments, (2) gross revenue, (3) net operating income, (4) net income, (5) net asset value per share, (6) return of capital to stockholders, (7) regulatory compliance and (8) net operating income return on equity in the last twelve months, and for the second and third quarters of 2008, the Performance Goals did not include items 6 and 7, and three of the remaining six Performance Goals had to be satisfied. For the full year 2009, the Performance Goals require each officer to meet four out of nine measurement standards above certain confidential levels. The nine measurement standards for the full year 2009 includes (2), (3), (5), (6), and (7) from above, in addition to total amortizations, prepayments and exits, net realized gain on investments, employee retention, and reduction of debt. For March and April of 2009 and the second, third and fourth quarters of 2009, the Performance Goals did not include items (6) and (7), and three of the remaining seven Performance Goals had to be satisfied. The Compensation Committee determined that the NEOs qualified for the Target Award under the Performance Incentive Plan for the second quarter of 2008, but not for any of the other quarters or for the full year, based on both individual officer performance and our performance, as well as current economic conditions. Incentive Payment amounts that were paid in 2008 that were contingent upon the Section 162(m) Criteria are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table, below.

Personal Benefits and Perquisites

We offer certain health, retirement and other benefits to all employees. Our executive officers are eligible to participate in the benefit plans on the same basis as all other employees. These benefit plans include medical, dental, vision, disability and life insurance. All employees also receive qualified transportation benefits. Our executive officers do not receive any personal benefits or perquisites that are not available on a non-discriminatory basis to all employees except that, on occasion when authorized by our CEO, their spouses may accompany them on a business trip at our expense. Our executive officers are taxed when this occurs. The maximum such amount received by an executive officer in 2008 was $3,211.

Employment and Other Agreements

We have entered into employment agreements with each of our named executive officers. In early 2009, as part of a broader effort to retain key employees, we amended each NEO’s employment agreement other than Mr. Wilkus’ primarily to extend the term of each agreement from one year to two years, to provide that if we give written notice of our intent to discontinue the daily extensions of the term within the two months preceding or the 18 months following a change of control, the giving of that notice will be treated as a termination by us for other than misconduct as of the date the notice is given and to reflect current compensation levels. The agreements of each of the named executive officers provide for a two-year term that renews on a daily basis so that there will always be two years remaining until either party gives notice that the automatic renewals are to be discontinued. Each agreement also sets forth a minimum base salary for the NEO. The minimum base salary under Mr. Wilkus’ agreement is $530,000 per year; the minimum base salary under the agreement of Mr. Erickson is $1,085,000 a year; the minimum base salary under the agreements for each of Messrs. Wagner and Flax is $1,020,000 a year; and the minimum base salary under the agreement of Mr. Winn is $905,000 per year. The Compensation Committee has the sole right to increase the base salary during the term of each agreement. The Compensation Committee did not increase the base salaries for the NEOs from the minimum set forth above for 2009. The respective employment agreements provide that Messrs. Wilkus, Erickson, Flax, Wagner and Winn are entitled to participate in a performance-based target incentive payment program under which the target incentive payment amount that Mr. Wilkus will be considered for will not be less than 230% of his base salary, the target incentive payment amount that Mr. Erickson will be considered for will not be less than $3,000,000, the target incentive payment amounts that each of Messrs. Wagner and Flax will be considered for will be not less than $2,500,000, and the target incentive payment amount that Mr. Winn will be considered for will be not be less than $2,000,000, depending on our portfolio performance and the officer’s performance against certain criteria established by the Compensation Committee. Each of the employment agreements provides that the named executive officer’s employment with us will be his primary employment and provides for certain payments upon severance, disability, death or change in control, as discussed below under “Severance and Change of Control Payments.” All amounts payable under the employment agreements are lump sum payments by us.

As explained above, a substantial amount of our NEOs’ compensation historically has been in the form of equity incentive compensation and incentive payments. However, due to significant fluctuations and the decline in our stock price, the value of their past equity incentive compensation also declined dramatically. In addition, we paid only 12.5% of the NEOs’ target incentive payment amount for 2008. Consequently, the incentive payment amount earned by executives who were NEOs in both 2007 and 2008 was, on average, 85.0% less than in 2007 and the total cash compensation they received was, on average, 61.3% less than in 2007. We also downsized significantly in 2008, reducing the amount of our workforce by 32% and the number of our offices by 29%. Thus, in order to continue to motivate and retain our named executive officers to help us navigate through this unprecedented time of global financial crisis, we entered into letter agreements with each of the NEOs relating to the quarterly payment of a retention bonus equal to an aggregate 50% of each named executive officer’s target incentive payment amount in 2009 (the “Retention Payment”). Each NEO will be entitled to receive one-quarter of the Retention Payment contingent upon our achievement of three out of seven performance goals established by the Compensation Committee in March and April, and in each of the second, third or fourth quarters. If the NEO terminates his employment without Good Reason (as defined below) or is terminated by the Company for Misconduct (as defined below) on or before March 31, 2010, the NEO must reimburse us for the amount of any Retention Payment paid to such NEO after applicable withholdings. If we terminate the NEO for reasons other than for Misconduct prior to the NEO receiving the full amount of the Retention Payment, the NEO will be paid the pro rata portion of the target incentive payment amount due to the NEO under his respective employment agreement, less the amount of any Retention Payment already paid to such NEO. The NEOs will be entitled to earn the portion of the target incentive payment amount in excess of the Retention Payment based on existing standards for the target incentive payment.

Pension and Retirement Plans

Except for the ESOP and 401(k) Plan, described above, in which all of our employees participate on a non-discriminatory basis, we do not maintain any retirement, pension, defined benefits, supplemental executive retirement or similar plans for our named executive officers.

Stock Ownership Guidelines

We require our named executive officers to own significant amounts of our common stock. Our stock ownership guidelines are designed to increase the executives’ equity ownership of us and to align further their interests more closely with those of our stockholders, as well as to show the executives’ support and belief in us. The guidelines require that each executive officer owns a minimum number of shares of our common stock based on a multiple of his base salary, which is 5x for our Chairman and CEO, 3x for Executive Vice Presidents and Presidents, and 2x for other executive officers. Shares are valued at the higher of their purchase price or current trading price. Until the foregoing ownership requirements are met, each executive officer is expected to retain one-half of all shares distributed from the Performance Incentive Plan and one-half of all shares realized upon the exercise of stock options, net of any shares sold to pay taxes and associated costs due as a result of such distribution or exercise. If an executive officer fails to meet or show sustained progress toward meeting our stock ownership requirements, we may reduce the amount of the officer’s future equity awards. We also believe it is highly inappropriate for any named executive officer to short our stock or engage in transactions where the person will earn a profit based on a decline or our stock price. As of December 31, 2008, all NEOs were in compliance with these guidelines. The NEOs’ ownership of our common stock is shown in the stock ownership table on page 33.

Impact of Regulatory Requirements

Although we do not have a formal policy in place, in order to preserve flexibility with respect to the design of our compensation programs, we endeavor to minimize the amount of our taxes and our employees’ taxes to maximize the return to our stockholders and employees. For example, Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company’s chief executive officer and any other executive officer required to be reported to its stockholders under the Exchange Act by reason of such executive officer being one of the four most highly compensated executive officers. However, qualifying performance-based compensation is not subject to the deduction limitation if certain requirements are met. We have structured portions of the Incentive Awards and Target Awards under the Performance Incentive Plan for the NEOs to qualify as performance-based compensation under Section 162(m) of the Code, as described above.

Additionally, we consider the tax implications of Section 409A of the Code. Section 409A of the Code provides for certain requirements that a plan that provides for the deferral of compensation must meet, including requirements relating to when payments under such a plan may be made, acceleration of benefits, and the timing of elections under such a plan. Failure to satisfy these requirements will generally lead to an acceleration of timing of inclusion in income of deferred compensation, as well as certain penalties and interest. In December 2008, we amended the employment agreements for the NEOs to make certain that the agreements comply with the final regulations under Section 409A of the Code, which was required by January 1, 2009.

Conclusion

We believe that our compensation programs have been appropriately designed to continue to attract, retain and motivate our employees, including our senior management, improve our financial performance and align the interests of our senior management with the long-term interests of our stockholders during an extremely challenging economic period. We believe that our strong financial performance since going public in 1997 and our ability to continue to weather the current economic crisis is due in part to the effectiveness of our compensation programs for all of our employees, and particularly our senior management.

REPORT OF THE COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

Our Compensation and Corporate Governance Committee reviewed and discussed with our management the “Compensation Discussion and Analysis” contained in this proxy statement. Based on that review and discussions, the Compensation and Corporate Governance Committee recommends to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

By the Compensation and Corporate Governance Committee:
Phil R. Harper, Chairman
Stan Lundine
Alvin N. Puryear

NEO COMPENSATION FOR 2008

The following table reflects our view of 2008 compensation actions for our NEOs, as discussed above in “Compensation Discussion and Analysis.” This table is presented to show how we viewed 2008 compensation actions for our NEOs, but it differs substantially from the Summary Compensation Table required by the SEC and is not a substitute for that table, which is set forth below under “Summary Compensation Table.” A significant difference between the Summary Compensation Table required by the SEC and this table is that the stock and option awards columns in the Summary Compensation Table represent the expense recognized for financial statement reporting purposes with respect to equity awards granted in the years shown and prior years. The equity awards column in this table, however, represents the full grant date fair value, in accordance with FAS 123(R), of only equity awards granted in the years shown and not from prior years, which we believe is meaningful information for our stockholders given the extreme fluctuations in our stock price since 2008. In addition, the Summary Compensation Table includes contributions to the ESOP plan, which is under the column “All Other Compensation.” This table excludes these amounts because we consider these programs when evaluating our overall benefits program for all employees and not necessarily as a factor in making annual compensation decisions for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Malon Wilkus	2008	1,495,000	—	3,215,386	1,079,564	750,000	6,539,950
Chief Executive Officer and Chairman of the Board of Directors

John R. Erickson	2008	1,085,000	—	1,712,449	574,954	375,000	3,747,403
President, Structured Finance and Chief Financial Officer

Ira J. Wagner	2008	1,057,917	—	1,712,449	522,796	375,000	3,668,162
President, European Private Finance

Samuel A. Flax	2008	1,020,000	—	1,364,288	458,057	312,500	3,154,845
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary

Darin R. Winn	2008	905,000	—	1,175,127	387,663	250,000	2,717,790
Senior Vice President and Senior Managing Director

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the NEOs earned during our most recently completed fiscal year. In the column “Salary,” we disclose the amount of base salary paid to the NEO during the fiscal year. In the column “Bonus,” we disclose the amount of cash incentive payments earned by the NEO during the fiscal year. We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Awards,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis,” above.

In the columns “Stock Awards” and “Option Awards” we disclose the expenses associated with the award measured in dollars and calculated in accordance with FAS 123(R), as required by SEC regulations. For amounts under the column “Stock Awards,” the FAS 123(R) fair value per share is equal to the average purchase price of the common stock purchased by the Trust in respect of all Incentive Awards granted. For amounts under the column “Option Awards,” the FAS 123(R) fair value per share is based on certain assumptions that we explain under the heading “Stock Based Compensation” in Item 7 of Management’s Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2008. We recognize the portion of the expense recognized for 2008 but without reduction for assumed forfeitures (as we do for financial reporting purposes).

The amounts shown in the Summary Compensation Table also include a ratable portion of each grant we made in prior years to the extent the vesting period fell in the most recently completed fiscal year. The amount of the NEO’s performance-based Target Award earned during the fiscal year under our Performance Incentive Plan is disclosed in the column “Non-Equity Incentive Plan Compensation.” The amount in the column “All Other Compensation” is comprised of our contribution to the ESOP plan, which was capped at $6,900 in 2008, $6,750 in 2007 and $6,600 in 2006. The NEOs did not have any perquisites or other personal benefits in excess of the reporting thresholds during the fiscal year.

Name and Principal Position	Year		Salary ($)(1)	Bonus ($)(2)	Stock Awards(3)(4) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Malon Wilkus	2008		1,495,000	—	7,651,423	1,993,454	750,000	6,900	11,896,777
Chief Executive Officer and Chairman of the Board of Directors	2007		1,495,000	429,813	4,998,881	1,920,639	4,320,187	6,750	13,171,270
	2006		1,150,000	991,875	2,301,428	1,476,916	1,653,125	6,600	7,579,944

John R. Erickson	2008		1,085,000	—	4,468,552	1,306,387	375,000	6,900	7,241,839
President, Structured Finance and Chief Financial Officer	2007		1,085,000	237,344	3,471,543	1,584,293	2,362,656	6,750	8,747,586
	2006		835,000	547,969	1,872,034	1,171,668	913,281	6,600	5,346,552

Ira J. Wagner	2008		1,057,917	—	4,468,552	1,301,786	375,000	6,900	7,210,155
President, European Private Finance	2007		1,085,000	237,344	3,471,543	1,584,293	2,362,656	6,750	8,747,586
	2006		835,000	547,969	1,872,034	1,171,668	913,281	6,600	5,346,552

Samuel A. Flax Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	2008	(5)	1,020,000	—	3,384,845	894,652	312,500	6,900	5,618,897

Darin R. Winn	2008		905,000	—	3,317,188	1,013,619	250,000	6,900	5,492,707
Senior Vice President and Senior Managing Director	2007		905,000	169,687	2,874,807	1,180,499	1,580,313	6,750	6,717,056
	2006		687,500	367,500	1,617,972	873,795	630,000	6,600	4,183,367

(1)	Each NEO’s employment agreement sets forth a minimum base salary, as discussed above in “Compensation Discussion and Analysis.”
(2)	Each NEO’s employment agreement sets forth a minimum target incentive payment amount, as discussed above in “Compensation Discussion and Analysis.”
(3)	Includes amounts earned and deferred.
(4)

In the columns “Stock Awards” and “Option Awards,” we disclose the expenses associated with the award measured in dollars and calculated in accordance with FAS 123(R), as required by SEC regulations. For amounts under the column “Stock Awards,”

the FAS 123(R) fair value per share is equal to the average purchase price of the common stock purchased by the Trust in respect of all Incentive Awards granted. For amounts under the column “Option Awards,” the FAS 123(R) fair value per share is based on certain assumptions that we explain under the heading “Stock Based Compensation” in Item 7 of Management’s Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2008. We disclose the portion of the expense recognized for 2008 but without reduction for assumed forfeitures (as we do for financial reporting purposes). Due to the decline in our stock price, all of these outstanding options have an exercise price that is significantly above our closing stock price as of the date of this proxy statement.

(5)	Mr. Flax was not an NEO in 2007 or 2006.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2008

In this table we provide information about each grant of an award made to an NEO in the most recently completed fiscal year under the Existing Option Plans and the Performance Incentive Plan. The target amounts are the same as the maximum amounts under each of the plans. In each case, the grant date is the same date as the Committee approval date. Amounts disclosed under “Non-Equity Incentive Plan Awards” include the performance-based portion of the Target Awards under the Performance Incentive Plan and the amounts disclosed under “Equity Incentive Plan Awards” include the performance-based Incentive Awards under the Performance Incentive Plan. The column “All Other Option Awards” includes grants made under the Existing Option Plans. The exercise price of option awards is the closing price of our common stock on the date of grant. Due to the decline in our stock price, all of these outstanding options have an exercise price that is significantly above our closing stock price as of the date of this proxy statement.

Amounts included in the “Grant Date Fair Value of Stock and Option Awards” column are valued in accordance with FAS 123(R) without reduction of any assumed forfeitures and are based on certain assumptions that we explain under the heading “Stock Based Compensation” in Item 7 of Management’s Discussion and Analysis in our annual report on Form 10-K for the year ended December 31, 2008; in contrast to how amounts are presented in the Summary Compensation Table, the amounts here are reported without apportioning such amount over the service period, pursuant to SEC regulations.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Stock (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Malon Wilkus			750,000
	1/9/2008					100,285					3,215,386
	1/31/2008								175,035	35.17	597,881
	7/24/2008								463,803	21.70	481,683
John R. Erickson			375,000
	1/9/2008					53,410					1,712,449
	1/31/2008								93,220	35.17	318,419
	7/24/2008								247,012	21.70	256,535
Ira J. Wagner			375,000
	1/9/2008					53,410					1,712,449
	1/31/2008								93,220	35.17	318,419
	7/24/2008								196,791	21.70	204,377
Darin R. Winn			250,000
	1/9/2008					35,694					1,144,446
	7/24/2008					4,036					30,681
	1/31/2008								62,300	35.17	212,803
	7/24/2008								168,369	21.70	174,860
Samuel A. Flax			312,500
	1/9/2008					42,551					1,364,288
	1/31/2008								74,267	35.17	253,680
	7/24/2008								196,791	21.70	204,377

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information about unexercised options, both exercisable and unexercisable, under the Existing Option Plans and Incentive Awards under the Performance Incentive Plan that have not vested for each NEO outstanding as of the end of the last fiscal year. The market value of the Incentive Awards is the market value of the NEO’s bookkeeping account held by the Trust under the Performance Incentive Plan calculated with a stock price of $3.24, which was the closing price of our common stock as of the last day of the fiscal year. Because of the steep decline in the price of our common stock, all unexercised options that have been granted in at least the last three years are deeply “underwater,” and not exercisable at this time. In addition, the value of undistributed shares in the Performance Incentive Plan has decreased by approximately 90% from December 31, 2007 to December 31, 2008.

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested ($)
Malon Wilkus	54,646			25.00	2/9/2011	541,293	1,753,789
	200,000			26.10	5/9/2011
	80,000			28.87	12/10/2011
	230,000			29.87	5/8/2012
	22,000			18.73	5/15/2013
	88,000			24.49	5/15/2013
	22,000			17.72	8/15/2013
	88,000			22.80	8/15/2013
	14,000			22.96	11/13/2013
	8,000			28.82	7/29/2014
	56,000			27.35	11/13/2013
	41,280	10,320		31.53	1/29/2014
	120,000	30,000		26.38	4/29/2014
	16,000	4,000		28.82	7/29/2014
	14,400	1,600		30.91	10/28/2014
	70,999	47,334		35.61	6/20/2015
	70,999	47,334		36.68	10/27/2015
	39,760	59,641		34.51	1/19/2016
	27,195	40,793		34.11	5/11/2016
	27,195	40,793		34.66	7/27/2016
	27,195	40,793		42.81	10/26/2016
	13,597	54,391		49.37	2/1/2017
	37,223	148,890		43.50	6/22/2017
	52,152	208,607		38.14	7/27/2017
	41,403	165,609		42.00	10/26/2017
	—	175,035		35.17	1/31/2018
	—	463,803		21.70	7/24/2018

John R. Erickson	2,000			28.82	7/29/2014	321,272	1,040,921
	2,000			30.91	10/28/2014
	37,333	37,334		35.61	6/20/2015
	37,333	37,334		36.68	10/27/2015
	15,680	47,041		34.51	1/19/2016
	10,725	32,175		34.11	5/11/2016
	21,449	32,175		34.66	7/27/2016
	21,449	32,175		42.81	10/26/2016
	10,724	42,900		49.37	2/1/2017
	19,824	79,296		43.50	6/22/2017
	27,775	111,100		38.14	7/27/2017
	22,051	88,200		42.00	10/26/2017
	36,000			22.80	8/15/2013

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested ($)
	36,000			24.49	5/15/2013
	20,000			27.35	11/13/2013
	17,200	8,600		31.53	1/29/2014
	5,200	2,600		28.82	7/29/2014
	2,400	1,200		30.91	10/28/2014
	48,800	24,400		26.38	4/29/2014
		93,220		35.17	1/31/2018
		247,012		21.70	7/24/2018

Ira J. Wagner	18,000			24.49	5/15/2013	321,272	1,040,921
	18,000			22.80	8/15/2013
	10,000			27.35	11/13/2013
	8,600	8,600		31.53	1/29/2014
	24,400	24,400		26.38	4/29/2014
	2,600	2,600		28.82	7/29/2014
	1,200	1,200		30.91	10/28/2014
	18,666	37,334		35.61	6/20/2015
	18,666	37,334		36.68	10/27/2015
	15,680	47,041		34.51	1/19/2016
	10,725	32,175		34.11	5/11/2016
	10,725	32,175		34.66	7/27/2016
	21,449	32,175		42.81	10/26/2016
	10,724	42,900		49.37	2/1/2017
	19,824	79,296		43.50	6/22/2017
	27,775	111,100		38.14	7/27/2017
	22,051	88,200		42.00	10/26/2017
		93,220		35.17	1/31/2018
		196,791		21.70	7/24/2018

Darin R. Winn	22,000			24.49	5/15/2013	251,475	814,779
	11,000			17.72	8/15/2013
	44,000			22.80	8/15/2013
	5,000			19.92	8/28/2013
	20,000			25.00	8/28/2013
	5,160			22.96	11/13/2013
	20,640			27.35	11/13/2013
	20,640	5,160		31.53	1/29/2014
	48,000	12,000		26.38	4/29/2014
	16,000	3,000		28.82	7/29/2014
	7,200	800		30.91	10/28/2014
	84,027	56,019		35.61	6/20/2015
	37,999	25,334		36.68	10/27/2015
	13,630	9,087		37.96	11/3/2015
	21,280	31,921		34.51	1/19/2016
	7,670	11,507		34.80	1/26/2016
	17,802	26,705		34.11	5/11/2016
	12,656	18,986		33.01	6/16/2016
	17,802	26,705		34.66	7/27/2016
	17,802	26,705		42.81	10/26/2016
	6,387	9,582		44.97	12/15/2016
	8,901	35,606		49.37	2/1/2017
	13,249	52,994		43.50	6/22/2017
	18,563	74,249		38.14	7/27/2017
	16,153	64,605		42.00	10/26/2017
		62,300		35.17	1/31/2018

	Option Awards					Stock Awards(1)
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(3)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares that Have Not Vested ($)
		168,369		21.70	7/24/2018
Samuel A. Flax	80,000	20,000		32.96	1/1/2015	258,163	836,448
	47,599	31,734		35.61	6/20/2015
	47,599	31,734		36.68	10/27/2015
	26,656	39,985		34.51	1/19/2016
	18,232	27,349		34.11	5/11/2016
	18,232	27,349		34.66	7/27/2016
	18,232	27,349		42.81	10/26/2016
	9,116	36,464		49.37	2/1/2017
	15,794	63,174		43.50	6/22/2017
	22,128	88,512		38.14	7/27/2017
	17,567	70,268		42.00	10/26/2017
		74,267		35.17	1/31/2018
		196,791		21.70	7/24/2018

(1)	We disclose the amount of the NEO’s Incentive Awards under the Performance Incentive Plan in the column “Stock Award,” although the NEOs do not receive stock from us; rather, we make cash contributions to the Trust, which purchases shares of our common stock on the open market. The shares are allocated to each participant’s account. See “Performance Incentive Plan” under “Compensation Discussion and Analysis,” above.

(2)	Vesting dates of unvested option awards are as follows:

Mr. Wilkus –19,880 on 1/19/2009, 1/19/2010, and 1/19/2011; 10,320 on 1/29/2009; 30,000 on 4/29/2009; 13,598 on 2/1/2009, 5/10/2009, 2/1/2010, 5/10/2010, 2/1/2011, 5/10/2011, and 2/1/2012; 35,007 on 1/31/2009, 1/31/2010, 1/31/2011, 1/31/2012, and 1/31/2013; 23,667 on 6/20/2009, 10/27/2009, 6/20/2010, and 10/27/2010; 4,000 on 7/29/2009; 1,600 on 10/28/2009; 92,761 on 7/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 37,223 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 65,749 on 7/27/2009, 7/27/2010, and 7/27/2011; 55,000 on 10/26/2009, 10/26/2010, and 10/26/2011; 52,152 on 7/27/2012; and 41,398 on 10/26/2012.

Mr. Erickson – 15,680 on 1/19/2009, 1/19/2010, and 1/19/2011; 8,600 on 1/29/2009; 24,400 on 4/29/2009; 10,725 on 2/1/2009, 5/10/2009, 2/1/2010, 5/10/2010, 2/1/2011, 5/11/2011, and 2/1/2012; 18,644 on 1/31/2009, 1/31/2010; 1/31/2011, 1/31/2012, and 1/31/2013; 18,667 on 6/20/2009, 10/27/2009, 6/20/2010, and 10/27/2010; 49,402 on 7/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 32,775 on 10/26/2009, 10/26/2010, and 10/26/2011; 19,824 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 38,500 on 7/27/2009, 7/27/2010, and 7/27/2011; 2,600 on 7/29/2009; 1,200 on 10/28/2009; 27,776 on 7/27/2012; and 22,052 on 10/26/2012.

Mr. Wagner – 15,680 on 1/19/2009, 1/19/2010, and 1/19/2011; 8,600 on 1/29/2009; 18,644 on 1/31/2009, 1/31/2010, 1/31/2011, 1/31/2012, and 1/31/2013; 24,400 on 4/29/2009; 10,725 on 2/1/2009, 5/10/2009, 2/1/2010, 5/10/2010, 2/1/2011, 5/10/2011, and 2/1/2012; 18,667 on 6/20/2009, 10/24/2009, 6/20/2010, 10/27/2010; 32,775 on 10/26/2009, 10/26/2010, and 10/26/2011; 19,824 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 39,358 on 7/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 38,500 on 7/27/2009, 7/27/2010, and 7/27/2011; 2,600 on 7/29/2009; 1,200 on 10/28/2009; 27,776 on 7/27/2012; and 22,051 on 10/26/2012.

Mr. Winn – 10,640 on 1/19/2009, 1/19/2010, and 1/19/2011; 3,835 on 1/26/2009, 1/26/2010, and 3,836 on 1/26/2011; 5,160 on 1/29/2009; 12,460 on 1/31/2009, 1/31/2010, 1/31/2011, 1/31/2012, and 1/31/2013; 12,000 on 4/29/2009; 8,901 on 2/1/2009, 5/10/2009, 2/1/2010, 5/10/2010, 2/1/2011, 5/10/2011, and 2/1/2012; 6,328 on 6/16/2009, 6/16/2010, and 6/16/2011; 12,667 on 10/27/2009 and 10/27/2010; 28,009 on 6/20/2009 and 6/20/2010; 13,249 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 33,674 on 7/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 27,464 on 7/27/2009, 7/27/2010, and 7/27/2011; 3,000 on 7/29/2009; 800 on 10/28/2009; 25,053 on 10/26/2009, 10/26/2010, and 10/26/2011; 4,544 on 11/3/2009, and 11/3/2010; 3,194 on 12/15/2009, 12/15/2010, and 12/15/2011; 18,562 on 7/27/2012; 16,156 on 10/26/2012.

Mr. Flax – 10,000 on 1/1/2009, and 1/1/2010; 13,328 on 1/19/2009, 1/19/2010, and 1/19/2011; 14,853 on 1/31/2009, 1/31/2010, 1/31/2011, 1/31/2012, and 1/31/2013; 9,116 on 2/1/2009, 5/10/2009, 2/1/2010, 5/10/2010, 2/1/2011, 5/10/2011, and 2/1/2012; 15,867 on 6/20/2009, 10/27/2009, 6/20/2010, and 10/27/2010; 15,794 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 39,358 on 7/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 31,244 on 7/27/2009, 7/27/2010, and 7/27/2011; 26,683 on 10/26/2009, 10/26/2010, and 10/26/2011; 22,128 on 7/27/2012; and 17,572 on 10/26/2012.

(3)	Vesting dates of unvested shares of stock purchased by the Trust under the Performance Incentive Plan are as follows:

Mr. Wilkus – 26,596.93 on 1/19/2009, and 1/19/2010; 2,554.00 on 2/1/2009, 2/1/2010, 2/1/2011, 2/1/2012, and 2/1/2013; 22,952.66 on 2/9/2009, 1/9/2010, 1/9/2011, 1/9/2012, and 1/9/2013; 18,947.10 on 5/10/2009; 21,654.41 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 31,609.07 on 7/27/2009, 7/27/2010, 7/27/2011, and 7/27/2012; 25,168.78 on 10/26/2009, 10/26/2010, 10/26/2011, and 10/26/2012; 9,296.58 on 5/10/2010, 5/10/2011, and 5/10/2012.

Mr. Erickson – 17,601.80 on 1/19/2009, and 1/19/2010; 2,014.40 on 2/1/2009, 2/1/2010, 2/1/2011, 2/1/2012, and 2/1/2013; 12,224.12 on 2/9/2009, 1/9/2010, 1/9/2011, 1/9/2012, and 1/9/2013; 19,609.93 on 5/10/2009; 11,532.70 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 17,636.38 on 7/27/2009, 7/27/2010, 7/27/2011, and 7/27/2012; 14,147.88 on 10/26/2009, 10/26/2010, 10/26/2011, and 10/26/2012; 7,332.56 on 5/10/2010, 5/10/2011, and 5/10/2012.

Mr. Wagner – 17,601.80 on 1/19/2009, and 1/19/2010; 2,014.40 on 2/1/2009, 2/1/2010, 2/1/2011, 2/1/2012, and 2/1/2013; 12,224.12 on 2/9/2009, 1/9/2010, 1/9/2011, 1/9/2012, and 1/9/2013; 19,609.93 on 5/10/2009; 11,532.70 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 17,636.38 on 7/27/2009, 7/27/2010, 7/27/2011, and 7/27/2012; 14,147.88 on 10/26/2009, 10/26/2010, 10/26/2011, and 10/26/2012; 7,332.56 on 5/10/2010, 5/10/2011, and 5/10/2012.

Mr. Winn – 11,708.43 on 1/19/2009, and 1/19/2010; 1,671.92 on 2/1/2009, 2/1/2010, 2/1/2011, 2/1/2012, and 2/1/2013; 8,169.49 on 2/9/2009, 1/9/2010, 1/9/2011, 1/9/2012, and 1/9/2013; 807.14 on 8/24/2009, 7/24/2010, 7/24/2011, 7/24/2012, and 7/24/2013; 21,236.28 on 5/10/2009; 1,668.13 on 6/16/2009, 6/16/2010, 6/16/2011, and 6/16/2012; 7,707.41 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 12,185.83 on 7/27/2009, 7/27/2010, 7/27/2011, and 7/27/2012; 10,211.90 on 10/26/2009, 10/26/2010, 10/26/2011, and 10/26/2012; 628.14 on 12/15/2009, 12/15/2010, 12/15/2011, and 12/15/2012; 10,990.22 on 5/10/2010; 6,491.65 on 5/10/2011 and 5/10/2012.

Mr. Flax – 5,000.74 on 1/19/2009, and 1/19/2010; 1,712.23 on 2/1/2009, 2/1/2010, 2/1/2011, 2/1/2012, and 2/1/2013; 9,738.81 on 2/9/2009, 1/9/2010, 1/9/2011, 1/9/2012, and 1/9/2013; 19,692.51 on 5/10/2009, and 5/10/2010; 9,187.96 on 6/22/2009, 6/22/2010, 6/22/2011, and 6/22/2012; 14,182.38 on 7/27/2009, 7/27/2010, 7/27/2011, and 7/27/2012; 11,393.52 on 10/26/2009, 10/26/2010, 10/26/2011, and 10/26/2012; 6,232.67 on 5/10/2011, and 5/10/2012.

OPTION EXERCISES AND STOCK VESTED

The following table provides information relating to exercises of stock options and vesting of stock awards during the last fiscal year on an aggregated basis. The NEOs did not exercise any stock options in 2008. The amounts under the “Value Realized on Vesting” column were calculated by multiplying the number of shares acquired on vesting by the share price on the date the award vested.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Malon Wilkus	—	—	178,215	4,131,279
John R. Erickson	—	—	123,700	3,029,168
Ira J. Wagner	—	—	108,166	2,710,096
Darin R. Winn	—	—	96,759	2,419,726
Samuel A. Flax	—	—	64,865	1,441,267

(1)	Participants in the Performance Incentive Plan are permitted to defer the payment of vested portions of stock awards to a date up to ten years after the date of the grant. Of the amounts included in the table above, the vested awards were deferred as follows:

-	Mr. Wilkus elected to defer the distribution of 103,262 and 52,686 shares until 2016 and 2017, respectively.

-	Mr. Erickson elected to defer the distribution of 11,859, 15,167, 11,533, 14,194, and 70,948 shares until 2009, 2010, 2012, 2015, and 2016, respectively.

-	Mr. Wagner elected to defer the distribution of 20,350 shares until 2013.

-	Mr. Winn elected to defer the distribution of 70,033 and 1,672 shares until 2016 and 2017, respectively.

-	Mr. Flax elected to defer the distribution of 1,445, 13,090, 8,306, 8,306, 6,336, 1,012, and 4,744 shares until 2011, 2012, 2013, 2014, 2015, 2016, and 2017, respectively.

SEVERANCE AND CHANGE OF CONTROL PAYMENTS

Employment Agreements

Each of the employment agreements that we have entered into with an executive officer contains provisions for payments upon certain events as follows:

Disability.

•	continuation of the officer’s base salary for one year (two years in the case of Mr. Wilkus) reduced by the amount of any long-term disability payments received by him during this period;

•

target incentive payment for the year in which the officer’s employment is terminated following a disability based on the highest target incentive payment amount that could have been earned in that year by him;

•

an additional incentive payment during the one-year salary continuation period (two years in the case of Mr. Wilkus) equal to the highest target incentive payment amount that could have been earned by him during the year in which the disability termination occurred; and

•	insurance and other employee benefits during the base salary continuation period following a disability.

Termination by us other than for Misconduct.

•	continuation of base salary, target incentive payment and insurance benefits for a specified period; and

•	payment of a prorated target incentive payment for the year of termination computed at the highest target incentive payment amount that could have been earned in the year of termination.

In the case of Mr. Wilkus, the continuation period is two years, in the case of Messrs. Erickson, Flax and Wagner, the period is 15 months, and in the case of Mr. Winn, the period is 12 months. During the continuation period, the base salary will be continued at the highest rate in effect in the 24 months preceding termination. The target incentive payment paid during the continuation period would be the higher of the highest target incentive payment amount that could have been earned in the year of termination and the highest target incentive payment that was actually paid to him in the three years preceding termination.

Change of Control.

A “Change of Control” is defined in each of the employment agreements as the occurrence of any of the following events: (i) any person or group of persons (as defined in Section 13(d) and 14(d) of the Exchange Act) together with its affiliates, excluding employee benefit plans of the company, becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 25% or more of the combined voting power of the company’s then outstanding securities; (ii) the stockholders of the company approve a merger or consolidation of the company with any other corporation or entity regardless of which entity is the survivor, other than a merger or consolidation that would result in the voting securities of the company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the company approve a place of complete liquidation or winding-up of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.

In the event of a termination of a named executive officer (other than Mr. Wilkus) by us other than for misconduct in the two months preceding or 18 months following a Change of Control of us, including a deemed termination for misconduct by giving written notice of our intent to discontinue the daily extensions of the Term without the named executive officer’s written consent,

•	the salary and target incentive payment continuation periods noted above would be lengthened to two years; and

•

if following a Change of Control “good reason” exists, a named executive officer (other than Mr. Wilkus) may terminate his employment and receive the same severance benefits as if he had been terminated other than for misconduct by us. “Good Reason” is defined in the employment agreements as any of the following: (1) a material diminution of the executive’s authority, duties or responsibilities with the company; (2) a material breach by us of any material provision of the employment agreement; or (3) any material change in the geographic location at which the executive must perform services.

Mr. Wilkus has the right to declare that Good Reason exists if we take any of the actions above, regardless of whether a Change of Control has occurred, terminate his employment and receive the salary, target incentive payment and benefits described above for a termination by us other than for misconduct. In the event of a Change of Control, Mr. Wilkus may terminate his employment within the two months preceding or 18 months following the Change of Control (regardless of whether good reason exists) and receive the salary, target incentive payment and benefits described above for three years.

Death.

If any NEO dies during the term of his employment agreement, his estate will be entitled to receive:

•

his target incentive payment for the year in which the death occurs, prorated through the date of death based on the highest target incentive payment amount that could have been earned in that year; and

•	a continuation of health benefits for a period equal to two months multiplied by the number of full years (up to nine) during which he was employed by us.

In addition, each of the employment agreements contains a non-competition provision that prevents the executive officer, without the prior written consent of our Board of Directors, from being involved as an officer, employee, partner, stockholder, consultant or otherwise with (A) any person that competes with us or provides or proposes to provide services or investments to a current client of us or (B) any of our potential customers with whom we have discussed a relationship in the 12 months prior to such executive officer’s termination date. The non-competition period (the “Restricted Period”) lasts for two years from the termination date if the company terminates the executive officer’s employment for other than “misconduct” or disability or if the executive officer terminates employment for “good reason” or one year if the executive officer’s employment is otherwise terminated. Each of the employment agreements also contains a provision preventing the executive officer from soliciting any of our employees or interfering in a similar manner with our business during the Restricted Period.

Stock Option and Stock Plans

Under the terms of the Employee Option Plans, a participant’s options vest in full upon a change of control of us. Under the Performance Incentive Plan, notwithstanding a participant’s election to defer payments of a vested incentive payment award, the vested portion of a participant’s Incentive Account(s) will generally be paid upon the occurrence of a change of control.

The following table summarizes the estimated payments to be made under the employment agreement for each NEO at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or a change in control. Under each employment agreement, the NEO is not entitled to any amount if such NEO’s termination was for misconduct by the NEO. In accordance with SEC regulations, the following table does not include any amount to be provided to a named executive officer under any arrangement that does not discriminate in scope, terms or operation in favor of the named executive officer and that are available generally to all salaried employees. Also, the following table does not duplicate information already provided in the outstanding equity awards at fiscal year-end table, except to the extent that the amount payable to the named executive officer would be enhanced by the termination event. The amounts in the following table are hypothetical and based on SEC regulations. Actual payments will depend on the circumstances and timing of any termination.

In accordance with SEC regulations, for purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on the last business day of our most recently completed fiscal year but under the terms of the current employment agreements and that the price per share of our common stock is the closing market price as of that date, or $3.24.

The information below constitutes forward-looking statements for purposes of the Private Litigation Securities Reform Act of 1995.

Executive Benefits and Payments upon Termination	Termination by Company Without Cause	Termination by Company or Voluntary Termination for Good Reason, each in connection with a Change in Control(4)	Voluntary Termination	Disability	Death
Malon Wilkus
Severance Payment	$2,990,000	$4,485,000	—	—	—
Base Salary	—	—	—	$2,990,000	—
Unused Accrued Vacation Time(1)	$0 – $115,000	$0 – $115,000	$0 – $115,000	$0 – $115,000	$0 – $115,000
Target Incentive Payment(2)	$18,000,000	$24,000,000	—	$18,000,000	$6,000,000
Insurance Benefits(3)	$28,705	$43,057	—	$28,705	$21,529

TOTAL:	$21,133,705	$28,643,057	$115,000	$21,133,705	$6,136,529

John R. Erickson
Severance Payment	$1,356,250	$2,170,000	—	—	—
Base Salary	—	—		$1,085,000	—
Unused Accrued Vacation Time	$0 – $83,462	$0 – $83,462	$0 – $83,462	$0 – $83,462	$0 – $83,462
Target Incentive Payment	$6,750,000	$9,000,000	—	$6,000,000	$3,000,000
Insurance Benefits	$24,355	$38,968	—	$19,484	$29,226

TOTAL:	$8,214,067	$11,292,430	$83,462	$7,187,946	$3,112,688

Samuel A. Flax
Severance Payment	$1,356,250	$2,170,000	—	—	—
Base Salary	—	—	—	$1,085,000	—
Unused Accrued Vacation Time	$0 – $78,462	$0 – $78,462	$0 – $78,462	$0 – $78,462	$0 – $78,462
Target Incentive Payment	$5,625,000	$7,500,000	—	$5,000,000	$2,500,000
Insurance Benefits	$24,355	$38,968	—	$19,484	$12,989

TOTAL:	$7,084,067	$9,787,430	$78,462	$6,182,946	$2,591,451

Ira J. Wagner
Severance Payment	$1,356,250	$2,170,000	—	—	—
Base Salary	—	—		$1,020,000	—
Unused Accrued Vacation Time	$0 – $78,462	$0 – $78,462	$0 – $78,462	$0 – $78,462	$0 – $78,462
Target Incentive Payment	$5,625,391	$7,500,625	—	$5,000,000	$2,500,000
Insurance Benefits	$24,355	$38,968	—	$19,484	$29,226

TOTAL:	$7,084,458	$9,788,055	$78,462	$6,117,946	$2,607,688

Darin R. Winn
Severance Payment	$905,000	$1,810,000	—	—	—
Base Salary	—	—	—	$905,000	—
Unused Accrued Vacation Time	$0 – $69,615	$0 – $69,615	$0 – $69,615	$0 – $69,615	$0 – $69,615
Target Incentive Payment	$4,000,000	$6,000,000	—	$4,000,000	$2,000,000
Insurance Benefits	$19,484	$38,968	—	$19,484	$29,226

TOTAL:	$4,994,099	$7,918,583	$69,615	$4,994,099	$2,098,841

(1)	Unused Accrued Vacation Time for each NEO is a range of minimum and maximum amounts payable, depending on the amount of vacation time used at the time of termination.
(2)	Amounts in the rows titled “Target Incentive Payment” have been calculated assuming no other payments have been made to the NEO as of December 31, 2008, for the current year.
(3)	Insurance Benefits are based on the December 2008 monthly payment for Health, Dental, Vision, Life and Disability coverage for each NEO.
(4)	As discussed above in “Compensation Discussion and Analysis,” Mr. Wilkus has the right under his employment agreement to declare that good reason exists regardless of whether a change of control has occurred in certain circumstances.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of                     , 2009 (unless otherwise indicated), the beneficial ownership of each current director, each nominee for director, each of our named executive officers, our executive officers and directors as a group and each stockholder known to management to own beneficially more than 5% of the outstanding shares of our common stock. Unless otherwise indicated, we believe that the beneficial owner set forth in the table has sole voting and investment power.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class		Dollar Range of Equity Securities Beneficially Owned(2)(3)
Beneficial Owners of more than 5%:
None	—		—		N/A

Directors and Named Executive Officers:
Malon Wilkus		(4)(5)(8)(9)%			$0
John R. Erickson		(4)(10)	*		N/A
Ira J. Wagner		(4)	*		N/A
Samuel A. Flax		(4)	*		N/A
Darin R. Winn		(4)	*		N/A
Mary C. Baskin		(6)(7)	*		$0
Neil M. Hahl		(6)	*		$0
Philip R. Harper		(6)	*		$0
John A. Koskinen		(6)	*		$0
Stan Lundine		(6)	*		$0
Kenneth D. Peterson, Jr.		(6)(11)	*		$0
Alvin N. Puryear		(6)	*		$0

Directors and Executive Officers as a group (15 persons)				%	N/A

*	Less than one percent.
(1)	Pursuant to the rules of the SEC, shares of our common stock subject to options held by our directors and named executive officers that are exercisable within 60 days of , 2009, are deemed outstanding for the purposes of computing such director’s or executive officer’s beneficial ownership.
(2)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(3)	The dollar range of our equity securities beneficially owned is calculated by multiplying the closing price of our common stock as reported on The NASDAQ Global Select Market as of , 2009, times the number of shares or options beneficially owned and, as appropriate, deducting the strike price of options included in such amount.
(4)	Includes shares allocated to the account of each executive officer as a participant in our ESOP over which each has voting power under the terms of the ESOP and vested shares allocated to the account of each executive officer as a participant in our Performance Incentive Plan (“PIP”), each as of , 2009, and the following shares issuable upon the exercise of options that are exercisable within 60 days of , 2009: Mr. Wilkus has shares in the ESOP, shares in the PIP and shares issuable upon the exercise of options; Mr. Erickson has shares in the ESOP, shares in the PIP and shares issuable upon the exercise of options; Mr. Wagner has shares in the ESOP, shares in the PIP and shares issuable upon the exercise of options; Mr. Flax has shares in the ESOP, shares in the PIP and shares issuable upon the exercise of options; and Mr. Winn has shares in the ESOP, shares in the PIP and shares issuable upon the exercise of options.
(5)	Includes the equivalent number of shares held as units in our 401(k) profit sharing plan of which the named executive officer is the beneficial owner. Mr. Wilkus has the equivalent of shares. The 401(k) plan is part of the ESOP, and such units are in addition to shares held in the ESOP stock account of the named individual.
(6)	Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of , 2009. Ms. Baskin, Messrs. Hahl, Harper, Koskinen, Lundine and Peterson, and Dr. Puryear have , , , , , and such shares, respectively.
(7)	Includes 10,963 shares that are owned by Ms. Baskin’s husband.
(8)	Includes 75,140 shares that are owned by Mr. Wilkus’ wife.
(9)	Includes 91,827 shares that are held in margin accounts or otherwise pledged.
(10)	Includes 75,000 shares held in margin accounts or otherwise pledged.
(11)	All of the shares are held in margin accounts or otherwise pledged. Includes 250 shares that are owned by Mr. Peterson’s wife. Mr. Peterson disclaims beneficial ownership of such shares.

COMPANY AND STOCKHOLDER COMMUNICATIONS

Investor and Public Relations.    The Board of Directors is of the view that management is primarily responsible for all communications on behalf of American Capital with stockholders and the public at large. We employ a Senior Vice President, Finance whose primary responsibilities and those of certain members of his staff include investor and stockholder relations.

Stockholder Communication with Directors.    Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, MD 20814. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). Under this process, our Secretary reviews all such correspondence and will forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by American Capital that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the chairman of the Audit and Compliance Committee and handled in accordance with procedures established by the Audit and Compliance Committee with respect to such matters. A copy of the Audit and Compliance Committee’s procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Ethics and Conduct (the “Code of Ethics”), which is published in the Investor Relations section of our web site at www.AmericanCapital.com.

Stockholder proposals or nominees for the Board of Directors must be made in accordance with the procedures set forth in our Bylaws and described in “Proposals of Stockholders” below, and not the procedures set forth in the preceding paragraph.

CODE OF ETHICS AND CONDUCT

We have adopted the Code of Ethics, which requires our directors and employees (including our Chief Executive Officer, Chief Financial Officer and principal accounting officer) to abide by high standards of business conduct and ethics. The Code of Ethics is available in the Investor Relations section of our web site at www.AmericanCapital.com. We intend to post amendments to or waivers from the Code of Ethics (to the extent applicable to our Chief Executive Officer, Chief Financial Officer and principal accounting officer) at that location on its web site. The Code of Ethics was amended by the Board of Directors on July  26, 2007.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

We have procedures in place for the review, approval and monitoring of transactions involving us and certain persons related to us. As a BDC, the 1940 Act restricts us from participating in transactions with any persons affiliated with us, including our officers, directors, and employees and any person controlling or under common control with us (“Affiliates”).

In the ordinary course of business, we enter into transactions with portfolio companies that may be considered related party transactions. We have implemented certain procedures, both written and unwritten, to ensure that we do not engage in any prohibited transactions with any persons affiliated with us. If such affiliations are found to exist, we seek Board and/or committee review and approval or exemptive relief for such transactions, as appropriate.

In addition, the Code of Ethics, which is reviewed and approved by the Board of Directors and provided to all employees, directors and independent contractors, requires that all employees, directors and independent contractors avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and the interests of the company or our portfolio companies. Pursuant to the Code of Ethics, each employee, director, and independent contractor must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or the Chief Compliance Officer. If a conflict is determined to exist, the employee, director or independent contractor must disengage from the conflict situation or terminate his or her employment with us. Our CEO, CFO, principal accounting officer (currently the Vice President, Financial and Accounting Reporting), Controller and certain other persons who may be designated by the Board of Directors or its Audit Committee (collectively, the Financial Executives) must consult with our Chief Compliance Officer with respect to any proposed actions or arrangements that are not clearly consistent with the Code of Ethics. In the event that a Financial Executive wishes to engage in a proposed action or arrangement that is not consistent with the Code of Ethics, the Financial Executive must obtain a waiver of the relevant Code of Ethics provisions in advance from our Audit Committee.

Loan Transactions.    We previously entered into a series of loan transactions with certain employees, including some of our executive officers pertaining to the exercise of options under certain of our Existing Option Plans. None of the loan transactions were entered into in 2008. Only the loans to Mr. Wilkus were outstanding in 2008. Mr. Wilkus entered into Option Exercise Agreements with the Company as of June 7, 1999, March 2, 2001, March 7, 2001, and December 12, 2001, providing for such loans and pertaining to the exercise of options to purchase 117,428, 50,000, 50,000 and 108,200 shares of our common stock, respectively. In each case, we loaned Mr. Wilkus the full option exercise price, which ranged from $15.00 to $22.875 per share of our common stock, plus additional sums for the payment of taxes associated with the exercise of the options. The total amount loaned to Mr. Wilkus was $6,891,467. Each loan was full recourse to Mr. Wilkus for all amounts due under the loan and provided for the quarterly payment of interest with the full principal amount due at maturity, which was nine years from the date of each loan. The interest rate charged on the June 1999 loan was 5.27% per annum, the interest rate charged on each of the March 2001 loans was 4.98% per annum and the interest rate charged on the December 2001 loan was 3.91% per annum. Each loan was initially collateralized by a pledge of the shares of our common stock purchased with the loan. Mr. Wilkus pledged 852,456 additional shares of our common stock as collateral for certain of the loans in 2009. As required by the 1940 Act, each loan was required to be fully collateralized and to be due 60 days following termination of Mr. Wilkus’ employment with us.

In June 2008, Mr. Wilkus repaid in cash the June 1999 loan in full, which was in the amount of $1,868,518. In March 2009, as a result of the decline in the value of the collateral securing the remaining three loans, we foreclosed on the collateral securing the loans, which consisted of 1,060,656 shares of our common stock. Under the terms of the loan agreements, the foreclosures occurred automatically and extinguished the loans.

Since the July 30, 2002, enactment of Sarbanes-Oxley Act of 2002, neither American Capital nor any of its subsidiaries has made any loans to any of our executive officers or directors. The only other loans made prior to that date were loans similar to those noted above related to the exercise of options. Under the terms of the Sarbanes-Oxley Act of 2002, the loans to Mr. Wilkus were allowed to remain in effect in accordance with their then existing terms and conditions.

USIS.    In the ordinary course of business, we purchase background investigatory services from USIS. In 2008, we paid USIS $42,798 for such services. Mr. Harper is the retired Chairman of the Board of Directors of USIS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and the disclosure requirements of Item 405 of SEC Regulation S-K require that our directors and executive officers, and any persons holding more than 10% of any class of our equity securities report their ownership of such equity securities and any subsequent changes in that ownership to the SEC, The NASDAQ Global Select Market and to us. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, directors and greater than 10% beneficial owners, we believe that during fiscal 2008 all Section 16(a) filing requirements applicable to the executive officers, directors and stockholders were timely satisfied, except that two Form 4 reports reflecting the sale of stock pursuant to the Performance Incentive Plan for Messrs. Wagner and Graff were filed four days late because we did not receive notification from the plan administrator in a timely manner of such sales.

PROPOSALS OF STOCKHOLDERS

Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are given careful consideration by our Compensation and Corporate Governance Committee and our Board of Directors. If a stockholder intends to present a proposal at the 2010 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, in order for such stockholder proposal to be included in our proxy statement for that meeting, the proposal must be received by our Secretary at American Capital, Ltd., 2 Bethesda Metro Center, 14th floor, Bethesda, Maryland 20814, on or before                     , 2009. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be included in our proxy statement and proxy card relating to such meeting. Such proposals should be submitted by certified mail, return receipt requested. Nothing in this paragraph shall be deemed to require us to include any stockholder proposal that does not meet all the requirements for such inclusion established by the SEC in effect at that time.

Nominations for directors made by stockholders must be made by written notice (setting forth the information required by our Bylaws) received by our Secretary at least 120 days in advance of an annual meeting or within 10 days of the date on which notice of a special meeting for the election of directors is first given to stockholders.

METHOD OF COUNTING VOTES

All duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card except that if no choice is specified, shares will be voted FOR the election of all nominees for director. Abstentions and “broker non-votes” will be counted as present for purposes of determining a quorum. Abstentions are treated as votes against Proposal 2 and are not counted either “for” or “against” the other proposals presented to the stockholders. A “broker non-vote” occurs when a nominee holding shares on behalf of a beneficial owner has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals. In tabulating the voting results on a particular proposal, shares that constitute broker non-votes are not entitled to vote on that proposal. Thus, broker non-votes will be treated as votes against Proposal 2, but will not affect the outcome of the other proposals.

FINANCIAL STATEMENTS AVAILABLE

A copy of our 2008 Annual Report on Form 10-K containing audited financial statements accompanies this proxy statement. Such financial statements are hereby incorporated herein by reference.

ALONG WITH THIS PROXY STATEMENT, WE WILL PROVIDE TO EACH STOCKHOLDER A COPY (WITHOUT EXHIBITS, UNLESS OTHERWISE REQUESTED) OF OUR ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 2008. COPIES OF THESE DOCUMENTS MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC’S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV. THE ANNUAL REPORT ON FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

REPURCHASES OF COMMON STOCK

Subject to compliance with the 1940 Act and other applicable law, we may repurchase on the open market or in privately negotiated transactions, our outstanding shares. There is no assurance that such open market purchases will be made and such authorization may be terminated at any time.

OTHER MATTERS

The Board of Directors does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Board of Directors or others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

EXHIBIT I

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AMERICAN CAPITAL, LTD.

AMERICAN CAPITAL, LTD., a Delaware corporation (hereinafter called the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

FIRST:    The Board of Directors of the Corporation duly adopted resolutions in accordance with Section 242 of the General Corporation Law of the State of Delaware proposing, declaring advisable and recommending this amendment (the “Certificate of Amendment”) to the Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Corporation. Accordingly, Article IV of the Certificate of Incorporation is amended to add the following paragraphs at the end thereof:

“Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each two to twelve shares of Common Stock issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall automatically without further action on the part of the Corporation or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new common stock (the “New Common Stock”), the exact exchange ratio within the two to twelve range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. The Corporation may determine not to issue any fractional shares with respect to the New Common Stock. If fractional shares are not issued with respect to the New Common Stock, in lieu thereof, the Corporation may either (i) directly pay each holder of record of Old Common Stock who would otherwise have been entitled to a fraction of a share an amount in cash equal to the closing sale price of our common stock, as quoted on The NASDAQ Global Select Market on the Effective Time, multiplied by the fractional share amount or (ii) issue the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock to Computershare Trust Company, N.A. (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock at the time of sale. After such sale, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

After the Effective Time, each certificate representing shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares (and if fractional shares are issued, fractional shares) of New Common Stock into which the shares of Old Common Stock shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional share interests of New Common Stock to which such holder may be entitled as set forth above if fractional shares are not issued.”

SECOND:    That an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares was voted in favor of said amendment.

THIRD:    The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:    This Certificate of Amendment is to be effective upon filing.

IN WITNESS WHEREOF, the undersigned, AMERICAN CAPITAL, LTD., has caused this Certificate of Amendment to be executed on its behalf by its Chief Executive Officer and attested to by its Secretary as of this             day of             ,             .

AMERICAN CAPITAL, LTD.
By:
Name: Malon Wilkus Title: Chief Executive Officer

Attest:
Samuel A. Flax
Executive Vice President, General Counsel and Secretary

EXHIBIT II

AMERICAN CAPITAL, LTD.

2009 STOCK OPTION PLAN

1. Definitions

In this Plan, except where the context otherwise indicates, the following definitions apply:

1.1 “Affiliate” means a parent or subsidiary corporation of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting “the Company” for “employer corporation”), including any parent or subsidiary of the Company which becomes such after adoption of the Plan.

1.2 “Agreement” means a written agreement granting an Option that is in such form as the Committee in its discretion shall determine and is executed by the Company and the Optionee.

1.3 “Board” means the Board of Directors of the Company.

1.4. “Cause” has the meaning set forth in Section 7.5.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the committee(s) of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, (a) the Executive Committee of the Board shall be the Committee with respect to participation by and Option grants to Eligible Individuals who are Non-Employee Directors, and (b) the Compensation and Corporate Governance Committee of the Board shall be the Committee with respect to participation by and Option grants to all other Eligible Individuals.

1.7. “Common Stock” means the common stock, par value $.01 per share, of the Company.

1.8. “Company” means American Capital, Ltd., a Delaware corporation.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with the terms of Article 7.

1.10. “Date of Grant” means the date on which an Option is granted under the Plan.

1.11. “Director” means a member of the Board of Directors of the Company.

1.12. “Director Effective Date” means the date on which the Securities and Exchange Commission grants an order approving the Plan as it applies to the participation of Non-Employee Directors.

1.13. “Director Option Shares” has the meaning set forth in Section 5.1.

1.14. “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

1.15. “Eligible Individual” means any Employee or any Director, including any Non-Employee Director.

1.16. “Employee” means any person who the Committee determines to be an employee of the Company or, if permitted by law, an Affiliate.

1.17. “Employee Option Shares” has the meaning set forth in Section 5.1.

1.18. “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows: (a) if the Common Stock is listed on any established exchange or traded on The NASDAQ Global Select Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Date of Grant, as reported in The Wall Street Journal or such other source as the Board deems reliable; or (b) in the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board, but in no event shall be less than the current net asset value of the Common Stock.

1.19. “Incentive Stock Option” means an Option granted under the Plan that qualifies as an incentive stock option under Section 422 of the Code and that the Company designates as such in the Agreement granting the Option.

1.20. “Initial Eligible Director” means any Non-Employee Director who is an Eligible Individual as of the Director Effective Date.

1.21. “1940 Act” means the Investment Company Act of 1940, as amended.

1.22. “Non-Employee Director” means any Director who is not also an Employee of the Company.

1.23. “Nonqualified Stock Option” means an Option granted under the Plan that is not an Incentive Stock Option.

1.24. “Option” means an option to purchase Shares granted under the Plan.

1.25. “Option Period” means the period during which an Option may be exercised.

1.26. “Option Price” means the price per Share at which an Option may be exercised, provided, however, that, except as the Option Price may be adjusted to the extent provided in Article 9 hereof (subject to Section 6.4 hereof), the Option Price shall not be less than the Fair Market Value as of the Date of Grant. Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to a “Ten-Percent Stockholder”, the Option Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value on the Date of Grant.

1.27. “Optionee” means an Eligible Individual to whom an Option has been granted.

1.28. “Plan” means the American Capital, Ltd. 2009 Stock Option Plan, as such may be amended from time to time.

1.29. “Required Majority” means a required majority of the Board, as defined in Section 57(o) of the 1940 Act.

1.30. “Share” means a share of Common Stock.

1.31. “Ten-Percent Stockholder” means an Optionee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate.

2. Purpose

The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Individuals of outstanding ability and to promote the identification of their interests with those of the stockholders of the Company.

2

3. Administration

The Committee shall administer the Plan and shall have plenary authority, in its discretion, to award Options to Eligible Individuals, subject to the provisions of the Plan and the ratification of such award by a Required Majority. The Committee shall have plenary authority and discretion, subject to the provisions of the Plan and the ratification by a Required Majority, to determine the terms (which terms need not be identical) of all Options including, but not limited to, which Eligible Individuals shall be granted Options, the time or times at which Options are granted, the Option Price, the number of Shares subject to an Option, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any provisions relating to vesting, any circumstances in which Options terminate or Shares may be repurchased by the Company, the period during which Options may be exercised and any other restrictions on Options. In making these determinations, the Committee may take into account the nature of the services rendered by the Optionees, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall have plenary authority to construe and interpret the Plan and the Agreements, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan or the Agreements, including, but not limited to, any determination to accelerate the vesting of outstanding Options. The determinations of the Committee on the matters referred to in this Article 3 shall be binding and final, except to the extent that ratification by a Required Majority shall be required hereunder or under the 1940 Act. The Committee may delegate its authority under this Article 3 and the terms of the Plan to the extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility

Options may be granted only to Eligible Individuals and only Employees shall be eligible to receive Incentive Stock Options.

5. Stock Subject to the Plan

5.1. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals other than Non-Employee Directors is [            ] Shares (the “Employee Option Shares”), and the maximum number of Shares that may be issued under the Plan pursuant to Option grants to Eligible Individuals who are Non-Employee Directors is [            ] Shares (the “Director Option Shares”).

5.2. If an Option expires or terminates for any reason without having been fully exercised, the unissued Shares which had been subject to such Option shall become available for the grant of additional Options.

6. Options

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee. Each Option granted under the Plan shall be clearly identified either as an Incentive Stock Option or a Nonqualified Stock Option and shall be evidenced by an Agreement that specifies the terms and conditions of the grant. Options granted to Eligible Individuals shall be subject to the terms and conditions set forth in this Article 6 and such other terms and conditions not inconsistent with this Plan as the Committee may specify. All Incentive Stock Options shall comply with the provisions of the Code governing incentive stock options and with all other applicable rules and regulations.

6.2. The Option Period for Options granted to Eligible Individuals other than Non-employee Directors shall be determined by the Committee and specifically set forth in the Agreement, provided, however, that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

3

6.3. Subject to adjustment as provided in Article 9, the maximum number of Shares that may be covered by Options granted to any Eligible Individual who is not a Non-Employee Director during the term of this Plan shall not exceed [            ] Shares, and the maximum number of Shares that may be covered by Options granted to any other Eligible Individual during the term of this Plan shall not exceed [            ] Shares.

6.4. Notwithstanding anything to the contrary in this Plan, without the approval of the stockholders of the Company, no Option shall be issued in exchange for or as a reissuance of any outstanding Option and the Option Price for any outstanding Option shall not be changed, if the effect of such exchange or change would be to reduce the Option Price for any outstanding Option, except as necessary to reflect the effect of a stock split, stock dividend or similar event.

6.5. Notwithstanding anything to the contrary in this Plan, all grants of Options to Eligible Individuals who are Non-Employee Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with this Article 6. No person shall have any discretion to select which of such Eligible Individuals shall be granted Options or to determine the number of Shares to be covered by Options.

6.6. Each Initial Eligible Director shall be automatically granted an Option to purchase [            ] Shares on and as of the Director Effective Date. Although such Options will be issued as of the Director Effective Date, such Options shall be deemed to vest over a three-year period commencing on             , 2009, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following             , 2009, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of             , 2019 and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the Director Effective Date.

6.7. Each Non-Employee Director who becomes an Eligible Individual after             , 2009, shall be entitled to receive, to the extent that there are Director Option Shares that have not been issued or are not reserved for future issuance upon the exercise of other Options issued to Non-Employee Directors, an Option to purchase [            ] Shares. Such Option shall be issued on the later of the Director Effective Date and the date the person becomes a Non-Employee Director. Although such Options may be issued after the date the person becomes a Non-Employee Director, such Options shall be deemed to vest over a three-year period commencing on the date such person becomes a Non-Employee Director, with one-third of the total number of Shares subject to each such Option vesting on each of the first three anniversaries following the date such person becomes a Non-Employee Director, provided, that if the Director Effective Date does not occur before any such anniversary, the Shares subject to such Options that would have otherwise vested on such anniversary shall instead vest on the Director Effective Date. The Option Period for such Options shall expire on the later of the tenth anniversary of the date such person becomes a Non-Employee Director and the three-year anniversary of the Director Effective Date. The Option Price for each Share granted under this Section 6.6 shall be the Fair Market Value on the later of the Director Effective Date and the date the person becomes a Non-Employee Director.

7. Exercise of Options

7.1. An Option may, subject to the terms of the applicable Agreement under which it is granted, be exercised in whole or in part by the delivery to the Company of written notice of the exercise, in such form as the Committee may prescribe, accompanied by full payment of the Option Price for the Shares with respect to which the Option is exercised as provided in Section 7.2 hereof.

7.2. Payment of the aggregate Option Price for the Shares with respect to which an Option is being exercised shall be made in cash; provided, however, that the Committee, in its sole discretion, may provide in an Agreement that part or all of such payment may be made by the Optionee in one or more of the following manners: (a) by delivery (including constructive delivery) to the Company of Shares valued at Fair Market Value

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on Date of Exercise (provided that such Shares, if acquired pursuant to an Option granted hereunder or pursuant to any other compensation plan maintained by the Company or any Affiliate, have been held by the participant for at least six months); (b) by delivery on a form prescribed by the Committee of a properly executed exercise notice and irrevocable instructions to a registered securities broker approved by the Committee to sell Shares and promptly deliver cash to the Company; (c) for Options granted to Eligible Individuals other than Non-Employee Directors, by delivery of a promissory note as provided in Section 7.3 hereof; or (d) by surrender to the Company of an Option (or a portion thereof) that has become exercisable and the receipt from the Company upon such surrender, without any payment to the Company (other than required tax withholding amounts), of (x) that number of Shares (equal to the highest whole number of Shares) having an aggregate Fair Market Value as of the date of surrender equal to that number of Shares subject to the Option (or portion thereof) being surrendered multiplied by an amount equal to the excess of (i) the Fair Market Value on the date of surrender over (ii) the Option Price, plus (y) an amount of cash equal to the Fair Market Value of any fractional Share to which the Optionee would be entitled but for the parenthetical in clause (x) above relating to whole number of Shares. Any such surrender shall be treated as the exercise of the Option (or portion thereof).

7.3. To the extent provided in an Option Agreement and permitted by the 1940 Act and other applicable law, including Section 402 under the Sarbanes-Oxley Act of 2002, the Committee may accept as payment of the Option Price a promissory note executed by the Optionee evidencing his or her obligation to make future cash payment thereof. Promissory notes made pursuant to this Section 7.3 shall be payable upon such terms as may be determined by the Committee, shall be secured by a pledge of the Shares received upon exercise of the Option, shall bear interest at a rate fixed by the Committee and shall otherwise comply with the provisions of Section 57(j)(2) of the 1940 Act.

7.4. Optionees are required to notify the Company in writing within thirty (30) days after the date of any disposition of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years after the Date of Grant or within one year after such shares were transferred to the Optionee, which notice shall state the number of shares sold or transferred, the date the shares were sold or transferred, and the sale price.

7.5. With respect to any Option granted to an Optionee who is a Non-Employee Director:

(a) In the event of death or Disability during the Optionee’s service as a Director, the unexercised portions of each of his or her Options shall immediately become exercisable and may be exercised (by his or her personal representative in the event of such death) for a period of three years following the date of such death or one year following the date of such Disability, but in no event after the respective expiration dates of such Options.

(b) In the event of the termination of such an Optionee’s service as a Director for Cause, the unexercised portions of each of his or her Options shall immediately terminate upon such termination of service as a Director and may not be exercised thereafter, unless otherwise determined by the Committee. The Committee in its sole discretion may determine that an Optionee’s service as a Director was terminated for “Cause,” if it finds that the Optionee willfully violated any of the Company’s policies on ethical business conduct or engaged in any activity or conduct during his or her service as a director which was inimical to the best interests of the Company.

(c) In the event of such an Optionee’s service as a director is terminated for any reason other than by his or her death or Disability or by the Company for Cause, the unexercised portions of each of his or her Options, to the extent then exercisable, may be exercised within one year immediately following the date of termination, but in no event after the respective expiration dates of such Options.

8. Restrictions on Transfer

Options shall not be transferable other than by will or the laws of descent and distribution. An Option may be exercised during the Optionee’s lifetime only by the Optionee or, in the event of his or her legal disability, by

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his or her legal representative. The Shares acquired pursuant to the Plan shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfers or dispositions thereof (a) as are in effect among the stockholders of the Company at the time such Shares are acquired, (b) as the Committee shall deem appropriate and (c) as are required by applicable law.

9. Capital Adjustments

In the event of any change in the outstanding Common Stock by reason of any stock dividend, split-up (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Committee may, in its discretion and to the extent necessary to compensate for the effect thereof, provide for a substitution for or adjustment in (a) the number and class of Shares subject to outstanding Options, (b) the Option Price of outstanding Options, (c) the aggregate number and class of Shares that may be issued under the Plan, and (d) for the maximum number of Shares with respect to which an Employee may be granted Options during the period specified in Section 6.3.

10. Termination or Amendment

The Board may amend, alter, suspend or terminate the Plan in any respect at any time; provided, however, that after the Plan has been approved by the stockholders of the Company, no amendment, alteration, suspension or termination of the Plan shall be made by the Board without approval of (a) the Company’s stockholders to the extent stockholder approval is required by applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed, if any, and (b) each affected Optionee if such amendment, alteration, suspension or termination would adversely affect his or her rights or obligations under any Option granted prior to the date of such amendment, alteration, suspension or termination. No Option may be granted under the Plan during any suspension or after termination of the Plan.

11. Modification, Extension and Renewal of Options; Substituted Options

11.1. Subject to the terms and conditions of the Plan and the ratification of any such action by a Required Majority, the Committee may modify, extend or renew the terms of any outstanding Options (other than Options issued to a Non-employee Director), or accept the surrender of outstanding Options granted under the Plan or options under any other plan of the Company (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Subject to Section 6.4, any such substituted Options may specify a longer term than the surrendered options, or have any other provisions that are authorized by the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Optionee, alter or impair any of the Optionee’s rights or obligations under such Option.

11.2. Anything contained herein to the contrary notwithstanding, Options may, at the discretion of the Committee and with the ratification of a Required Majority, be granted under the Plan in substitution for stock appreciation rights and options to purchase shares of capital stock of another corporation that is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or one of its Affiliates and the holders of such options or stock appreciation rights as a result of such transaction become Eligible Individuals (other than Non-employee Directors). The terms and conditions of the substitute Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee (with the ratification of a Required Majority) may deem appropriate in order to conform, in whole or part, to the provisions of the options and stock appreciation rights in substitution for which they are granted.

12. Effectiveness of the Plan

The Plan and any amendment thereto shall be effective on the date on which it is adopted by the Board, provided that any such adoption requiring stockholder approval is subject to approval by vote of the stockholders

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of the Company within 12 months after such adoption by the Board. In addition, to the extent that the Plan pertains to the issuance of Options to Non-Employee Directors and, if required by the 1940 Act, the Plan (or any amendment thereto) with regard to the issuance of Options to Non-Employee Directors shall not become effective until the Securities and Exchange Commission or other governmental authority shall have granted the necessary exemptions or other consents pursuant thereto, but to the extent legally permissible, any such effectiveness shall be deemed to occur retroactive to the adoption thereof by the Board. Options may be granted prior to stockholder approval of the Plan or the issuance of necessary governmental exemptions or consent, and the date on which any such Option is granted shall be the Date of Grant for all purposes provided that (a) each such Option shall be subject to stockholder approval of the Plan and the issuance of such governmental exemptions or consents, (b) no Option may be exercised prior to such stockholder approval or issuance of such governmental exemptions or consents, and (c) any such Option shall be void ab initio if such stockholder approval is not obtained or such governmental exemptions or consents are not issued.

13. Withholding

The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Option shall be subject to the satisfaction of applicable federal, state and local tax withholding requirements. To the extent provided in the applicable Agreement and in accordance with rules prescribed by the Committee, an Optionee may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Optionee, or (c) delivering to the Company already owned and unencumbered Shares.

14. Term of the Plan

Unless sooner terminated by the Board pursuant to Article 10, the Plan shall terminate on April     , 2019, and no Options may be granted after such date. The termination of the Plan shall not affect the validity of any Option outstanding on the date of termination.

15. Indemnification of Committee

In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

16. General Provisions

16.1. The establishment of the Plan shall not confer upon any Eligible Individual any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.

16.2. The Plan does not constitute inducement or consideration for the employment or service of any Eligible Individual, nor is it a contract between the Company or any Affiliate and any Eligible Individual. Participation in the Plan shall not give an Eligible Individual any right to be retained in the service of the Company or any Affiliate.

16.3. Neither the adoption of this Plan nor its submission to the stockholders, shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant, or assume options, warrants, rights, or restricted stock, otherwise than under this Plan, or to adopt other stock option or restricted stock plans or to impose any requirement of stockholder approval upon the same.

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16.4. The interests of any Eligible Individual under the Plan are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered except as provided in an Agreement.

16.5. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware and it is the intention of the Company that Incentive Stock Options granted under the Plan qualify as such under Section 422 of the Code.

16.6. The Committee may require each person acquiring Shares pursuant to Options hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or interdealer quotation system upon which the Common Stock is then listed or quoted, and any applicable federal or state securities laws. The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions. The certificates for Shares acquired pursuant to an Option may also include any legend which the Committee deems appropriate to reflect restrictions contained in this Plan or in the applicable Agreement or to comply with the Delaware General Corporation Law.

16.7. The Company shall not be required to issue any certificate or certificates for Shares upon the exercise of Options, or record any person as a holder of record of such Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies deemed necessary by the Committee, and without complying to the Committee’s complete satisfaction, with all rules and regulations, under federal, state or local law deemed applicable by the Committee.

16.8. To the extent this Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.

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IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH

AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – AMERICAN CAPITAL, LTD.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS OF AMERICAN CAPITAL, LTD. TO BE HELD ON JUNE 11, 2009.

The undersigned hereby appoints Samuel A. Flax and Cydonii V. Fairfax and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of stockholders to be held at                                                  , on June 11, 2009, at 12:00 p.m. Eastern Time, and any adjournments thereof.

This proxy is revocable and your shares will be voted in accordance with your instructions. If no choice is specified, this proxy will be voted FOR the election of all nominees for Director and for the proposals listed on the reverse side.

SEE REVERSE SIDE	SEE REVERSE SIDE

Electronic Voting Instructions

You can vote by internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 1:00 a.m., Central Time, on June 11, 2009.

Vote by Internet

•	Log on to the internet and go to
www.investorvote.com/acas

•	Follow the steps outlined on the secured website.

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH

AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Annual Meeting Proxy Card

A. Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2-4.

1.	Election of Directors:

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01- Mary C. Baskin	☐	☐	☐	02- Neil M. Hahl	☐	☐	☐	03 Philip R. Harper	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	04 – John A. Koskinen	☐	☐	☐	05 – Stan Lundine	☐	☐	☐	06 – Kenneth D. Peterson	☐	☐	☐

		For	Against	Abstain		For	Against	Abstain
	07 – Alvin N. Puryear	☐	☐	☐	08 – Malon Wilkus	☐	☐	☐

		For	Against	Abstain
2.	Approval of one or more amendments to our certificate of incorporation to effect a reverse stock split subject to the limitations set forth in the proxy statement for the 2009 Annual Meeting of Stockholders.	☐	☐	☐

		For	Against	Abstain
3.	Approval of the 2009 Stock Option Plan.	☐	☐	☐

		For	Against	Abstain
4.	Ratification of appointment of Ernst & Young LLP as independent public accountants for the year ending December 31, 2009.	☐	☐	☐

5.	The proxies are authorized to vote in their discretion on any matter that may properly come before said meeting or any adjournment thereof.

B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

C. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificate. If your shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.